UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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American Woodmark Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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561 Shady Elm Road
Winchester, Virginia 22602

Notice of Annual Meeting of Shareholders

TO THE SHAREHOLDERS OF
AMERICAN WOODMARK CORPORATION:

    The Annual Meeting of Shareholders ("Annual Meeting") of American Woodmark Corporation (the "Company") will be held at the corporate offices of American Woodmark Corporation, 561 Shady Elm Road, Winchester, Virginia, on Thursday, August 21, 2025, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect as directors the eight nominees listed in the attached proxy statement to serve a one-year term on the Company's Board of Directors;
2.
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2026;

3.	To approve on an advisory basis the Company's executive compensation;
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Only shareholders of record of shares of the Company's common stock at the close of business on June 17, 2025 will be entitled to vote at the Annual Meeting or any adjournments thereof.

    Whether or not you plan to attend the Annual Meeting, please mark, sign, and date the enclosed proxy and promptly return it in the enclosed envelope. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted.

    All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors
M. Scott Culbreth
President and Chief Executive Officer

July 10, 2025

AMERICAN WOODMARK CORPORATION
561 Shady Elm Road
Winchester, Virginia 22602

Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting. This Proxy Statement will be mailed to shareholders of American Woodmark Corporation (the "Company," "American Woodmark" or "us") on or about July 10, 2025.

Annual Stockholders meeting

Date	August 21, 2025

Time	9:00 a.m. Eastern Daylight Time

Place	American Woodmark Corporation Corporate Office
561 Shady Elm Road
Winchester, Virginia 22602

Record date	June 17, 2025

Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Meeting Agenda

•Election of eight directors
•Ratification of Ernst & Young LLP ("EY") as our independent registered public accounting firm for fiscal year ending April 30, 2026 ("fiscal 2026")
•Advisory approval of executive compensation
•Transact other business that may properly come before the meeting

Voting Matter and Vote Recommendation

Item		Board recommendation	Reasons for recommendations	More information

1.	Election of eight directors	FOR
The Board and Governance, Sustainability and Nominating Committee believe that the eight director nominees possess the skills and experience to effectively monitor performance, provide oversight, and advise management on the Company's long-term strategy.
Page 5

2.	Ratification of EY as our independent registered public accounting firm for fiscal 2026	FOR	Based on the Audit Committee's assessment of EY's qualifications and performance, it believes that their retention for fiscal 2026 is in the best interests of the Company.	Page 49

3.	Advisory approval of executive compensation	FOR	The Company's executive compensation programs demonstrate the Company's pay for performance philosophy.	Page 50

Company Management Profile
The following table provides summary information about each current director.

					Committee memberships
Name	Age	Director since calendar year	Independent	Other current public boards	AC	CC	GC	Attended at least 75% of Board and committee meetings	Up for election at current Annual Meeting
James G. Davis, Jr.	66	2002	Yes	0		M	M	Yes	No
Daniel T. Hendrix	70	2005	Yes	1	C, F			Yes	Yes
Andrew B. Cogan	62	2009	Yes	0		M		Yes	Yes
Vance W. Tang	58	2009	Yes	0	M		M	Yes	Yes
M. Scott Culbreth	54	2020	No	1				Yes	Yes
David A. Rodriguez	66	2020	Yes	1		C	M	Yes	Yes
Emily C. Videtto	43	2021	Yes	0	M		C	Yes	Yes
Latasha M. Akoma	54	2022	Yes	0	M	M		Yes	Yes
Philip D. Fracassa	57	2024	Yes	0	M, F			Yes	Yes
AC - Audit Committee                    C - Chair
CC - Compensation Committee         M - Member
GC - Governance, Sustainability and Nominating Committee    F - Financial Expert

Voting Rights, Procedures, and Solicitation

Proxy Solicitation

    This Proxy Statement, mailed to shareholders of American Woodmark Corporation (the "Company") on or about July 10, 2025, is furnished in connection with the solicitation of proxies by the Company's Board of Directors (the "Board" or "Board of Directors") in the accompanying form for use at the 2025 Annual Meeting of Sharehold ers (the "Annual Meeting") to be held at the corporate offices of American Woodmark Corporation, 561 Shady Elm Road, Winchester, Virginia, on Thursday, August 21, 2025, at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof. A copy of the annual report of the Company for the fiscal year ended April 30, 2025 is being mailed to you with this Proxy Statement.

In addition to the solicitation of proxies by mail, the Company's officers and other employees, without additional compensation, may solicit proxies by telephone and personal interview. The Company will bear the cost of all solicitation efforts. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Company's common stock held as of the record date by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

Record Date and Voting Rights

    On June 17, 2025, the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting, there were 14,503,377 shares of common stock of the Company outstanding and entitled to vote. Each such share of common stock entitles the owner to one vote on each matter presented.

Revocability and Voting of Proxy

    A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any shareholder who provides a proxy may revoke such proxy at any time before it is voted. Proxies may be revoked by:

•	filing with the Secretary of the Company written notice of revocation which bears a later date than the date of the proxy;
•	duly executing and filing with the Secretary of the Company a later dated proxy relating to the same shares; or
•	attending the Annual Meeting and voting in person.

    Votes will be tabulated by one or more inspectors of election. A proxy, if properly executed and not revoked, will be voted as specified by the shareholder. If the shareholder does not specify his or her choice but returns a properly executed proxy card, the shares will be voted as follows:

•	"FOR" the election of the eight nominees for director named herein;
•	"FOR" the ratification of EY as the independent registered public accounting firm of the Company for fiscal 2026;
•	"FOR" the approval on an advisory basis of the compensation of the Company's named executive officers ("NEOs") as disclosed in this Proxy Statement; and
•	In the proxies' discretion on any other matters properly coming before the Annual Meeting or any adjournment(s) thereof.

A majority of the total outstanding shares of common stock of the Company entitled to vote on matters to be considered at the Annual Meeting, represented in person or by proxy, constitutes a quorum. Once a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes for the remainder of the meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. However, Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the meeting.

    The Company's bylaws require that, in uncontested elections, each director receive a majority of the votes cast with respect to that director (the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that nominee). Actions on all other matters to come before the meeting will be approved if the votes cast "for" that action exceed the votes cast "against" it. Abstentions and Broker Shares that are not voted on a particular matter are not considered votes cast and, therefore, will have no effect on the outcome of the election of directors or any other matter.

    Participants in the American Woodmark Corporation Retirement Savings Plan will receive a proxy packet from the Company's transfer agent and registrar, Computershare Shareholder Services, enabling them to provide instructions for voting the shares of the Company's common stock held in their plan accounts. The Newport Group, the plan's administrator, will determine the number of shares beneficially owned by each participant and communicate that information to the transfer agent. Each participant's voting instructions must be properly executed and returned in the envelope provided in order for the participant's shares to be voted. If a participant does not return voting instructions, then the shares held in the participant's account will be voted by the trustee of the plan in the same manner as shares voted by other plan participants.

Strategy Highlights

We believe the strength of our culture and connections will deliver profitability through Growth, Digital Transformation, and Platform Design ("GDP"). Our GDP strategy is the lens we use to view our long-term decision-making, enabling growth and profitability through the cycle. Growth will maximize our market opportunity through key initiatives. Digital Transformation will strengthen our goal of becoming "One American Woodmark." Lastly, Platform Design will leverage complexity reduction and operational excellence to drive margin improvement.

Growth	Product Innovation
	•	Accelerated rollout of a low-SKU, high-value offering in home centers targeting Pros
	•	Transitioned independent distributor customers to the new 1951 Cabinetry™ brand
	•	Continued strengthening of made-to-stock line through facility expansions in Monterrey, Mexico and Hamlet, NC
Channel Initiatives
	•	National expansion of Pro-focused offerings through dealer and distributor network
	•	Internal sales team expansion and enablement of home delivery for bath products
Highlights
In fiscal 2025, we navigated a challenging macro-economic environment marked by low housing resale activity, high interest rates, and increased input costs. Despite these headwinds, we drove growth through product innovation, capacity investments, and channel expansion. Over 30% of Made-to-Order sales came from products launched in the last three years. Facility expansions in Monterrey, Mexico and Hamlet, NC enhanced our Made-to-Stock capabilities. We accelerated a low-SKU, high-value product offering for Pros and expanded it nationally. We also transitioned independent distributor customers to our new brand—1951 Cabinetry™. Looking forward, we are focused on expanding our internal sales team, enabling home delivery for bath, and ensuring we have the right products and platforms to support continued growth.

Digital Transformation	One American Woodmark
	•	Executing agile IT infrastructure to support a lean, modular, and scalable digital core
	•	Progress on ERP cloud implementation; Anaheim, CA made-to-stock plant went live May 2025
	•	Risk mitigation through enhanced cybersecurity:
		o	Extended Detection Reduction ("XDR") and Managed Detection Response ("MDR") platforms
		o	Threat intelligence, and
		o	Disaster recovery systems
Driving Deeper Channel Penetration
	•	Strengthened marketing efforts through upgraded digital content strategy
	•	Partnered with dealers for lead generation and interactive conversion tools
Highlights
In fiscal 2025, we advanced our digital transformation with a focus on building an agile, scalable IT foundation to support future innovation. We executed our ERP cloud strategy, with our Anaheim Made-to-Stock facility going live in May of fiscal 2026 and additional sites in progress. We improved our cybersecurity readiness through enhanced detection and will be further enhancing our recovery systems. On the marketing front, we executed a long-term strategy to increase customer engagement and conversion. Key investments in video, infographics, Search Engine Optimization, and interactive tools have improved performance across digital channels and positioned us to deliver best-in-class content—especially for home center partners and independent dealers.

Platform Design	Customer Experience ("CX")
	•	Strengthening Kitchen and Bath supply chain with Centers of Excellence in Monterrey, MX and Hamlet, NC
	•	Enhancing delivery, quality, and service levels for the new construction and repair and remodel market
Operational Excellence ("OPEX")
	•	Footprint consolidation and optimization in response to competitive and geopolitical conditions
	•	Modernizing assets and standardizing processes to improve cost and service
Automation
	•	Continued investments in mill, component, and assembly automation
	•	Focused on lowering labor costs, reducing waste, and improving lead times and quality
Highlights
In fiscal 2025, we advanced our Platform Design strategy by executing improvement plans at our Monterrey, MX and Hamlet, NC sites, establishing them as manufacturing centers of excellence. We initiated footprint optimization across our network, including the closure of our Orange, VA facility, to streamline operations and improve responsiveness. These efforts address cost efficiency, asset modernization, and supply chain resilience while enhancing service to the new construction and repair and remodel market. We also remain responsive to the evolving tariff environment and are focused on continuous improvement in plant operations through standardization and automation projects targeting our mill, component, and assembly processes.

ITEM 1 – ELECTION OF DIRECTORS

    The Board is currently comprised of nine members, eight of whom have been recommended by the Governance, Sustainability and Nominating ("GSN") Committee to the Board and nominated by the Board for election at the Annual Meeting to continue to serve on the Board. Unless otherwise specified, if returned and properly executed, the enclosed proxy will be voted for the eight persons named below to serve until the next Annual Meeting and until their successors are elected and duly qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees listed below was elected by shareholders at the last annual meeting for a term expiring at the Annual Meeting.

James G. Davis, Jr. notified the Board at it's May 2025 meeting that he will not be standing for re-election at the Company's next annual shareholders meeting. Mr. Davis' decision is not attributable to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The GSN Committee is responsible for identifying and recommending to the Board nominees for election to the Board. In identifying potential nominees, the GSN Committee considers candidates recommended by shareholders, current members of the Board or management, as well as any other qualified candidates that may come to the GSN Committee's attention. From time to time, the GSN Committee may engage an independent firm to assist in identifying potential director nominees. The GSN Committee evaluates all potential director nominees in the same manner regardless of the source of the recommendation. Please see Procedures for Shareholder Nominations of Directors beginning on page 14 for more information.

    The Board believes that the Company's directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company's shareholders. When searching for new directors, the GSN Committee considers a candidate's managerial experience, as well as business judgment, background, integrity, ethics and conflicts of interest. The GSN Committee does not have a formal policy with respect to diversity; however, the Board and the GSN Committee believe it is essential that Board members represent diverse backgrounds and viewpoints. The GSN Committee considers issues such as diversity of professional experience, skills, viewpoints, education, gender and ethnicity. In considering candidates for the Board, the GSN Committee considers the entirety of each candidate's credentials in the context of these criteria. With respect to the nomination of continuing directors for re-election, the individual's contributions to the Board are also considered.

    Each nominee listed below has consented to serve as a director, and the Company anticipates all of the nominees named below will be able to serve, if elected. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve, then shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board of Directors may designate.

    If a nominated director does not receive a majority of the votes cast at the Annual Meeting, Virginia law and the Company's bylaws provide that such director would continue to serve on the Board as a "holdover director." Under the bylaws, each incumbent director submits an advance, contingent, irrevocable offer of resignation that the Board may accept if the nominee does not receive a majority of the votes cast. In that situation, the Board's GSN Committee would make a recommendation to the Board about whether to accept or reject the offer of resignation. The Board would act on the GSN Committee's recommendation within 90 days after the date that the election results were certified and would promptly publicly disclose its decision and, if applicable, the rationale for rejecting the offer of resignation.

Information Regarding Nominees

    The names and ages of the Company's nominees, their business experience, and other information regarding each nominee are set forth below.

Name	Age	Business Experience During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
Daniel T. Hendrix	70	Retired from his role as Chairman of Interface, Inc. (a public company and	2005

manufacturer of modular flooring products) from October 2011 to March 2024; President and Chief Executive Officer of Interface, Inc. from January 2020 to April 2022 and July 2001 to March 2017; Director, Interface, Inc. from 1996 to present. Mr. Hendrix's 30+ year career in the building products industry has been highlighted with leadership roles in finance and operations. Mr. Hendrix's experience as a chief executive officer of a publicly traded company in the building products industry provides the Board with an important perspective.

Andrew B. Cogan	62	Chief Executive Officer of Sonneman - A Way of Light (a private company	2009
		and leader in design and manufacturing of contemporary lighting) March 2022 to present and Director September 2021 to present; Chairman of The Rug Company London, UK (a privately-held manufacturer of handmade rugs) January 2022 to present; Chairman and Chief Executive Officer, Knoll, Inc. ("Knoll", a public company and manufacturer of furnishings, textiles and fine leathers) from May 2018 to July 2021; President and Chief Executive Officer, Knoll from May 2016 to May 2018; Chief Executive Officer, Knoll from April 2001 to May 2016; Director, Knoll from 1996 to July 2021. Director, Interface, Inc. from 2013 to February 2020. Mr. Cogan's 25+ year career in the manufacturing industry has been highlighted with leadership roles in design and marketing. Mr. Cogan's experience as a chief executive officer of a publicly traded company provides the Board with a valuable perspective.

Vance W. Tang	58	Non-Executive Chair of the Board of Directors since 2020; Company	2009

Lead Independent Director from 2019 to 2020; Retired; President and Chief Executive Officer of the U.S. subsidiary of KONE Corporation (a Finnish public company and a leading global provider of elevators and escalators) and Executive Vice President of KONE Corporation from 2007 to 2012; Director, Comfort Systems USA (a publicly traded leader in specialty contracting and a service provider for mechanical, electrical and plumbing building systems) from December 2012 to 2025. Since 2012, Mr. Tang has served as President of VanTegrity Consulting providing leadership and strategy consulting to a range of clients. Mr. Tang's 30+ year career in industry has been highlighted with leadership roles in operations. Mr. Tang's former experience as a chief executive officer in the construction industry and his CERT Certificate in Cybersecurity Oversight provide the Board with a valuable perspective.

M. Scott Culbreth	54	Company Chief Executive Officer and President from July 2020 to present	2020

and also interim Chief Financial Officer from June 2025 to prepsent; Company Senior Vice President and Chief Financial Officer from February 2014 to July 2020; Board Member of FlexSteel Industries, Inc. from December 2021 to present. Mr. Culbreth's 20+ year career in the manufacturing industry has been highlighted with leadership roles in finance. Mr. Culbreth's role as the Company's Chief Executive Officer and former (and interim) Chief Financial Officer provides the Board with intimate knowledge of the Company's operations and performance.

Name	Age	Business Experience During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
David A. Rodriguez	66	Retired from his role as Executive Vice President and Global Chief Human	2020

Resources Officer, Marriott International (a public company and worldwide operator, franchisor, and licensor of hotel, residential and timeshare properties) from 2006 to 2021; Board Member, Globe Life, Inc. (a public insurance company) from 2023 - present; Board Member, Society for Industrial & Organizational Psychology Foundation from 2022 to present. Board Member, HR Policy Association from 2008 to 2021; Board Member, American Health Policy Institute from 2017 to 2019. Mr. Rodriguez's 20+ year career in the hospitality industry has been highlighted with leadership roles in human resources. Mr. Rodriguez's experience as a chief human resources officer of a publicly traded company provides the Board with a valuable perspective.

Emily C. Videtto	43	President and Chief Operation Officer, Pella Corporation (a privately-held	2021

manufacturer of windows and doors) from 2024 to present; Executive Vice President, Sales and Marketing, Pella Corporation from 2021 to 2024; Vice President and Chief Marketing Officer of Pella Corporation from 2016 to 2021; Director, Window and Door Manufacturers Association from 2017 to present. Ms. Videtto's experience in the consumer durables space, as well as her expertise around marketing, digital and innovation provides the Board with a valuable perspective.

Latasha M. Akoma	54	Operating Partner at GenNx360 Capital Partners (a private equity firm that	2022

specializes in middle market companies and operations specialists) from 2014 to present and interim Chief Compliance Officer in 2021; Board Member, Lion Electric from 2022 to 2025. Ms. Akoma's experience in operations and manufacturing provides the Board with a valuable perspective.

Philip D. Fracassa	57	Executive Vice President and Chief Financial Officer, The Timken Company	2024

(a public company and global leader in manufacturing, selling and distributing engineered bearings and industrial motion products) from 2014 to present; certified public accountant and licensed attorney in the State of Michigan. Mr. Fracassa's background and experience as a chief financial officer of a publicly traded company provides the Board with a valuable perspective.

Additional Information on our Board Nominees

Board Nominee Diversity Matrix
Total Number of Directors	8

	Female	Male
Part I: Gender Identity:
Directors	2	6
Part II: Demographic Background
African American or Black	1	0
Hispanic or Latinx	0	1
White	1	5

The information in the Board Diversity Matrix is based on voluntary, self-reported information from our Board nominees. Diversity characteristics not applicable to our Board nominees have been excluded from the table.

As illustrated in the tables above, our Board nominees bring instrumental depth, breadth, and perspective to our Company.  Each member of the Board has made numerous tours of American Woodmark facilities and customer sites. This gives them a first-hand look at innovative projects and processes as well as a valuable opportunity to interact with employees and customers. Our Board supports the Company's inclusive culture and its engagement in the communities where we live and work. Both as a group and as individuals, Board members keep themselves current on Board-related matters by reading corporate governance periodicals, attending meetings of the National Association of Corporate Directors, the Conference Board and other such organizations, and hearing from the Company's outside counsel and other experts on pertinent topics.

CORPORATE GOVERNANCE

Codes of Business Conduct and Ethics

The Code of Business Conduct and Ethics (the "Code") applies to all directors, officers, and other employees of the Company, and sets forth important Company policies and procedures on conducting the Company's business in a legal, ethical, and responsible manner. The Code requires all employees, including officers, and directors to respect and obey all applicable laws and regulations when conducting the Company's business and includes policies addressing employee conduct and safety, equality and inclusion, conflicts of interest, insider trading, confidentiality, internal and external communications, environmental compliance, and other matters. The Code also sets forth Company policies and procedures for ensuring that disclosures in the Company's financial reports and documents filed with or furnished to the Securities and Exchange Commission ("SEC") and other public communications are full, fair, accurate, timely, and understandable.

The Code is available on the Governance Documents page of the Company's website at
https:/americanwoodmark.com/investors/governance-documents. Any amendments to, or waivers from, any code provisions that apply to the Company's directors or executive officers will be promptly posted on the Governance Documents page of the Company's website. Any amendments to the Code or waivers from any provisions of the Code that apply to the Company's directors or executive officers must be approved by the Board. No amendments or waivers were requested or granted during the fiscal year ended April 30, 2025.

Insider Trading Arrangements and Policies

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted our Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and designated contractors and consultants, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy, including any amendments thereto, was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended April 30, 2024. In addition, with regard to our trading in our securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.

Board Structure

The Company's Board currently consists of nine directors, all of whom are subject to annual shareholder elections to one-year terms of service. Each of the Company's independent directors sits on at least one of the three standing Board committees, which include the Audit Committee, the Compensation Committee, and the GSN Committee.

As Chair of our Board, Mr. Tang is responsible for chairing Board and shareholder meetings, setting the agendas for the Board meetings, attending meetings of the Board's committees with the approval of the respective committee if he is not a committee member, and assisting management in representing the Company to external groups as needed and as appropriate. His duties also include presiding over executive sessions of the Company's independent directors, facilitating information flow and communication among the directors and serving as a point of contact between the independent directors and the Chief Executive Officer. The Board elects its Chair annually.

Mr. Culbreth, as Chief Executive Officer, oversees the day-to-day affairs of the Company and directs the formulation and implementation of our strategic plans. Our Board believes that this leadership structure is currently the most appropriate for the Company because it allows our Chief Executive Officer to focus primarily on our business strategy and operations while leveraging the experience and abilities of our Chair to direct the business of the Board.

Our Board periodically reviews its leadership structure and recognizes that, depending on the circumstances, a different model might be appropriate. The Board has no fixed policy on whether the roles of Chair and Chief Executive Officer should be separate or combined, which provides the Board flexibility to choose a leadership structure based on the Company's needs and the Board's assessment of the Company's leadership at a given time. Our GSN Committee Charter and Independent Lead Director Charter provide that the Board appoint an independent lead director in the event the Chief Executive Officer is elected Chair or the Chair otherwise does not qualify as independent.

The Company's independent directors meet in regularly scheduled executive sessions at each of the Company's regularly scheduled Board meetings, without management present, and discuss such matters as certain Board policies, processes and practices, the performance and compensation of the Company's Chief Executive Officer, management succession and other matters relating to the Company and the functioning of the Board.

Risk Management Oversight

    The Board, both directly and through its committees, has an active role in overseeing management of the Company's risks. The entire Board regularly reviews information concerning the Company's operations, liquidity, and competitive position and personnel, as well as the risks associated with each. The Company's Compensation Committee is responsible for overseeing the Company's management of risks relating to the Company's executive and long-term compensation plans and risks related to employee compensation in general. The Audit Committee oversees the Company's management of risks pertaining to internal controls, cybersecurity, adherence to generally accepted accounting principles and financial reporting. The GSN Committee oversees the Company's management of risks pertaining to potential conflicts of interest and independence of board members. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Director Independence

The Board of Directors is composed of a majority of directors who are independent directors as defined under the NASDAQ Marketplace Rules. The Board's Audit and Compensation Committee members also meet additional independence requirements pursuant to the NASDAQ Marketplace Rules and SEC rules.

To be independent under the NASDAQ Marketplace Rules, the Board must determine that a director has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ Marketplace Rules specify certain persons who cannot be considered independent. The Board reviews the independence of all directors at least annually.

Based upon this review, the Board affirmatively determined that eight of its nine current directors are independent as defined by the NASDAQ Marketplace Rules. The independent directors are: Ms. Akoma, Mr. Cogan, Mr. Davis, Mr. Fracassa, Mr. Hendrix, Mr. Rodriguez, Mr. Tang, and Ms. Videtto, each of whom is standing for election at the Annual Meeting, except Mr. Davis. In addition, all of the members of the Audit Committee, the Compensation Committee, and the GSN Committee are independent. The members of the Audit and Compensation Committees also meet the additional independence requirements applicable to them under the NASDAQ Marketplace Rules and SEC rules.

Communicating Concerns to the Board of Directors

The Audit Committee and the independent non-management directors have established procedures to enable any shareholder or employee who has a concern about the Company's conduct or policies, or any employee who has a concern about the Company's accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board, to the independent directors, or to the Audit Committee. Such communications may be confidential or anonymous. Such communications may be submitted by utilizing the ethics hotline, which is hosted by EthicsPoint's secure services:

Woodmark.ethicspoint.com
U.S.: 1-844-471-7681
Mexico: 001-844-240-4029

The Company's Vice President of Internal Audit reviews all such correspondence and, as appropriate, discloses details to the Audit Committee and the external auditors of the Company. The Audit Committee will review this information and determine a course of action as appropriate based on the information received.

The Audit Committee reviews and regularly provides the Board of Directors with a summary of all communications received from shareholders and employees and the actions taken or recommended to be taken if an action requires approval of the full Board as a result of such communications. Directors may, at any time, review a log of all correspondence received by the Company which is addressed to the Board, members of the Board or the Audit Committee and may request copies of any such correspondence.

Board of Directors and Committees

The Company's Board of Directors presently consists of nine directors. The Board held seven meetings during fiscal 2025. All of the directors attended at least 75% of the total number of Board meetings and meetings of all committees of the Board held during periods when they were members of the Board or such committees. The Board of Directors believes that attendance at the Company's annual meeting demonstrates a commitment to the Company, responsibility and accountability to shareholders, and support of management and employees. Therefore, it is a policy of the Board that all members attend the annual meeting of shareholders. All members of the Board attended last year's annual meeting. The Board of Directors also believes it is important for it to conduct location visits with employees of the Company. In fiscal 2025, the Board visited our manufacturing facility in Toccoa, Georgia as part of the February 2025 Board meeting.

The Company's bylaws specifically allow for the Board to create one or more committees and to appoint members of the Board to serve on them. Our current standing committees are the Audit Committee, the Compensation Committee, and the GSN Committee. The Board annually appoints individuals from among its independent members to serve on these three committees. Each committee operates under a written charter adopted by the Board, as amended from time to time. On an annual basis, each committee reviews and reassesses the adequacy of its committee charter. The Audit Committee is scheduled to meet at least quarterly and the Compensation and GSN Committees meet as required, typically at least two to three times per year. The committees may hold special meetings as necessary. These committees report regularly to the full Board of Directors with respect to their fulfillment of the responsibilities and duties outlined in their respective charters. These charters can be found on the Corporate Governance page of the Company's website at https://americanwoodmark.com/investors/governance-documents.

Audit Committee

The Audit Committee consists of Mr. Hendrix, who chairs the Committee, Ms. Akoma, Mr. Fracassa, Mr. Tang, and Ms. Videtto. All members have been determined by the Board of Directors to be "independent" as defined under the NASDAQ Marketplace Rules and SEC rules, including the additional independence requirements applicable to audit committee members. The Board of Directors has determined that Mr. Hendrix and Mr. Fracassa are "audit committee financial experts" as defined under SEC rules.

Purpose and Duties. The Audit Committee provides oversight for the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independence, and qualifications of the Company's independent registered public accounting firm, the performance of the internal audit function and independent registered public accounting firm, and the adequacy and competency of the Company's finance and accounting staff.

The Audit Committee's duties include but are not limited to: (1) selecting and overseeing the performance of the Company's independent registered public accounting firm, (2) reviewing the scope of the audits to be conducted by them, as well as the results of their audits, (3) overseeing the Company's financial reporting activities, including the Company's financial statements included in the Company's Annual Report on Form 10-K, as well as the Company's Quarterly Reports on Form 10-Q, and the accounting standards and principles that are followed, (4) approving audit and non-audit services provided to the Company by the Company's independent registered public accounting firm, (5) reviewing the organization and scope of the Company's internal audit function and internal controls, (6) reviewing and approving or ratifying transactions with related persons required to be disclosed under SEC rules, (7) overseeing matters related to cybersecurity risk, and (8) conducting other reviews relating to compliance by employees with Company policies and applicable laws.

The Audit Committee met five times during fiscal 2025. The Audit Committee is governed by a written charter approved by the Board of Directors, which can be viewed on the Corporate Governance page of the Company's website at https://americanwoodmark.com/investors/governance-documents. The Report of the Audit Committee is found beginning on page 48.

Compensation Committee

The Compensation Committee is composed of Mr. Rodriguez , who chairs the Committee, Ms. Akoma, Mr. Cogan, and Mr. Davis. All members have been determined by the Board of Directors to be "independent" as defined under the NASDAQ Marketplace Rules and SEC rules, including the additional independence requirements applicable to Compensation Committee members.

Purpose and Duties. The Compensation Committee is primarily concerned with designing and managing competitive compensation programs to facilitate the attraction and retention of talented senior executives and directors and overseeing the Company's policies and practices with respect to human capital matters. The activities of the Compensation Committee include reviewing, evaluating, and approving senior executive compensation plans and evaluating and recommending director compensation plans for approval by the Board. The Compensation Committee also provides oversight for all of the Company's employee benefit plans. The Compensation Committee delegates certain aspects of implementation and day-to-day management of compensation administration to officers of the Company.

The Compensation Committee's duties include but are not limited to: (1) reviewing, evaluating, and approving corporate goals and objectives relevant to the Chief Executive Officer's and other senior executive officers' compensation, (2) evaluating the Chief Executive Officer's and other senior executive officers' performance in light of those goals and objectives, (3) determining and approving the Chief Executive Officer's and other senior executive officers' compensation levels based on this evaluation, (4) overseeing the compensation and benefit plans, policies, and programs of the Company, and (5) periodically reviewing the Company's practices with respect to, and risks associated with, human capital matters, including community engagement and reputational matters, and evaluating the Company's progress towards achieving any objectives with respect to such matters.

The Compensation Committee determines the Chief Executive Officer's compensation after reviewing his performance with the independent directors of the Board and without members of management being present and shares this information with the full Board. The Compensation Committee determines the compensation of the other senior executives after considering a recommendation from the Chief Executive Officer. The Compensation Committee does not delegate its authority with regard to executive compensation decisions.

The Compensation Committee administers and approves awards under the Company's 2016 Employee Stock Incentive Plan and the Company's 2023 Stock Incentive Plan.

The Compensation Committee met four times during fiscal 2025. The Compensation Committee's charter can be viewed on the Corporate Governance page of the Company's website at https://americanwoodmark.com/investors/governance-documents. Additional information on the Company's philosophy and policies pertaining to executive compensation are addressed in the Compensation Discussion and Analysis beginning on page 18. The Compensation Committee Report can be found beginning on page 40.

Governance, Sustainability and Nominating Committee

The GSN Committee is composed of Ms. Videtto, who chairs the Committee, Mr. Tang, Mr. Rodriguez, and Mr. Davis. All members have been determined by the Board of Directors to be "independent" as defined under the NASDAQ Marketplace Rules.

Purpose and Duties. The GSN Committee is responsible for identifying and recommending to the Board director nominees for the Board, recommending directors for appointment to committees and chairs, and ensuring that the size, composition, and practices of the Board best serve the Company and its shareholders, and overseeing the overall corporate governance of the Company and the Company's sustainability programs and initiatives. From time to time, the Committee may engage an independent firm to assist in identifying potential director nominees.

In evaluating candidates for nomination to serve on the Board, the GSN Committee will assess the candidate's character and professional ethics, judgment, business experience, independence, understanding of the Company's or other related industries, and other factors deemed pertinent in light of the current needs of the Board. Each candidate will be recommended without regard to gender, race, age, religion or national origin. Specific qualities and skills established by the Committee for candidates, which are included in the GSN Committee charter, include:

•	each candidate must be an individual that has consistently demonstrated the highest character and integrity;
•	each candidate must have demonstrated professional and managerial proficiency, an openness to new and unfamiliar experiences and the ability to work in a team environment;
•	each candidate must be free of any conflicts of interest which would violate applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•	each candidate should possess substantial and significant experience which would be of particular relevance to the Company and its shareholders in the performance of the duties of a director; and
•	each candidate must demonstrate commitment to the responsibilities of being a director, including the investment of the time, energy, and focus required to carry out the duties of a director.

The GSN Committee's responsibilities also include, but are not limited to: (1) regularly assessing the effectiveness of the Board, (2) annually reviewing the performance of each director, (3) determining whether any director conflicts of interest exist, (4) reviewing any director related party transactions, (5) periodically reviewing the Company's corporate governance policies, (6) ensuring the size, composition, and practices of the Board and its Committees are structured in a way that best serves the objectives and interests of the Company, the shareholders, and all primary constituents; and (7) reviewing, overseeing and monitoring the Company's strategies and efforts with respect to sustainability and corporate governance matters.

The GSN Committee met four times during fiscal 2025. The GSN Committee's charter can be viewed on the Corporate Governance page of the Company's website at https://americanwoodmark.com/investors/governance-documents.

Procedures for Shareholder Nominations of Directors

A shareholder of record may nominate a person or persons for election as a director at the 2026 Annual Meeting if any such nomination is submitted in writing to the Secretary of the Company in accordance with the Company's bylaws and is received in the Company's principal executive offices on or before March 12, 2026. The nomination must include the name and address of the director nominee and all the information set forth in Article II, Section 3 of our bylaws.

Any shareholder nomination must also comply with the requirements of Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The GSN Committee may subsequently request additional information regarding the director nominee or the shareholder making the nomination. The Chair of the GSN Committee may refuse to acknowledge the nomination of any person not made in compliance with these procedures set forth in our bylaws.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE ("ESG")

As a leading manufacturer of cabinetry in the U.S., American Woodmark is committed to conducting business in a manner that incorporates effective ESG practices in order to improve our long-term sustainability and results. Our governance efforts are described throughout this Proxy Statement and our environmental and social practices are summarized below. As discussed elsewhere in this Proxy Statement, in May 2021 (fiscal 2022), we revised our Board committee charters to expressly charge the renamed GSN Committee with oversight of our sustainability programs and initiatives and the Compensation Committee with oversight of our policies and practices with respect to human capital matters.

Health and Safety

Our associates’ safety is of utmost importance to American Woodmark. We are dedicated to maintaining and continuously improving the safety of our working environment both in our facilities and in the field. Safety performance and improvement is driven by management through the organization by cascading goals and scorecards at all levels. We have a comprehensive set of safety policies that govern how our facilities operate to meet and exceed OSHA standards. These policies govern all American Woodmark sites both in the U.S. and in Mexico. We maintain a corporate team of Environmental, Health & Safety ("EH&S") professionals that work with local EH&S teams to ensure Safety remains top of mind, share best practices, and encourage continuous improvement. Each site maintains comprehensive safety rules, reaction plans, and invests in and employs technology where practicable to ensure our operations are safe and reduce risk.

These programs and activities have enabled us to continuously build upon our solid Safety foundation and improve through the years. We use two main metrics to evaluate our safety performance: OSHA's Total Recordable Incidence Rate ("TRIR") and Lost Time Rate ("LTR"). For our fiscal 2025 the TRIR was 1.5, 53% better performance than industry average, and the LTR was 0.6, 48% better performance than industry average. The national average in our industry for TRIR is 3.1 and 1.1 for LTR according to the U.S. Department of Labor.

American Woodmark Corporation
Total Recordable Incident Rate
4.0
3.0
2.0
1.0
0.0
1.6
1.4
1.5
3.1
2023
2024
2025
Industry Average

American Woodmark Corporation
Lost Time Incident Rate

1.3
1.0
0.8
0.5
0.3
0.0
0.8
0.5
0.6
1.1
2023
2024
2025
Industry Average

Environmental and Sustainability Matters

We recognize the potential impact of our operations on the environment as well as the potential impact of environmental issues on our operations. We have established Corporate Environmental, Health and Safety programs with the goal of ensuring compliance with all applicable local, state and federal environmental and safety laws and regulations, and we monitor our performance under these programs through formal agency audits as well as internal audits. We have a formal program in place to identify opportunities in our manufacturing facilities to eliminate or minimize the use of certain hazardous materials and we seek to employ leading technologies to reduce emissions from our manufacturing operations to the extent practicable. We have implemented recycling and energy efficiency programs throughout our organization in an effort to reduce our consumption of resources. These efforts include manufacturing processes that repurpose wood waste into saleable products or divert it to other industries in order to reduce waste. We encourage appropriate suppliers of hardwood and other wood products to participate in a sustainable forestry program through formal training and advocacy, and we require all of our suppliers to comply with applicable environmental and safety laws and regulations.

In recent years, we have embarked on a journey of commitments to Environmental and Sustainability at American Woodmark. We have established internal working teams to improve our efforts related to sustainability, environmental and social impact, developed internal scorecards to measure progress against our goals, increased the amount of environmental and sustainability information we share with the public and investment community, and developed a long-term vision for environmental sustainability.

We will continue on this path by doing the following:

•	Continuing to implement sustainability training for all team members;
•	Continuing to provide a safe and healthy working environment, striving to achieve a sub 1.00 recordable incident rate;
•	Implementing freight density improvement projects;
•	Reducing fossil fuel dependency; installing solar on our owned facilities;
•	Developing an internal certification program for our suppliers; and
•	Striving towards virtual elimination of waste through the Reduce, Reuse, and Recycle methodologies.

Human Capital Management

At American Woodmark, we believe the way we conduct our business and interact with our customers, our vendors, the communities in which we operate, and other stakeholders is driven by our core principles of Customer Satisfaction, Integrity, Teamwork and Excellence. We define our principles as follows:

•	Customer Satisfaction: Provide the best possible quality, service, and value to the greatest number of people by doing whatever is reasonable and sometimes unreasonable.
•	Integrity: Do what is right; act fairly and responsibly, care about the dignity of each person and be a good citizen within the community.
•	Teamwork: Understand that we must all work together in order to succeed. Realize that each person must contribute to the team to be part of the team.
•	Excellence: Strive to perform every job or action in a superior way. Be innovative, always helping others become the best they can be.

These principles are embedded in how we lead, how we work, and how we support one another. By consistently living them out, we strengthen our ability to attract, retain, and develop a high-performing workforce, while upholding the trust placed in us by our customers, communities, and shareholders.

Employee Experience ("EX")

At American Woodmark, we believe a strong employee experience is essential to our continued success. Our approach centers on creating an environment where every individual feels valued, supported, and empowered to contribute meaningfully throughout their journey with the Company.

We are committed to fostering a workplace where people can thrive, and where respect, collaboration, and personal growth are embedded in the way we work. This philosophy guides our broader EX strategy, which aligns our mission of Creating Value Through People and reflects our belief that People & Culture Matter.

Our EX-framework integrates key elements such as onboarding, development, recognition, feedback, and leadership engagement into a cohesive approach that promotes connection, purpose, and growth at every stage of employment. This includes:

•	Enhancing the moments that matter most in the employee lifecycle from hiring and onboarding to development and advancement.
•	Offering training and development on psychological safety, emotional intelligence, and inclusive team dynamics.
•	Implementing structured listening strategies, including regular engagement surveys and feedback channels along the employee lifecycle.
•	Expanding opportunities for learning, mentorship, and internal mobility to support long-term career growth.
•	Reinforcing individual and team contributions through recognition programs that celebrate performance and impact.

By investing in the full employee experience, we create a culture where individuals are engaged, motivated, and aligned with our strategic goals. This integrated approach strengthens our performance, reinforces our core values, and positions American Woodmark as an employer of choice in the markets and communities we serve.

Employee Learning & Development

At American Woodmark, we are committed to attracting, developing, and retaining high-performing talent. Training and development are key elements of our broader employee experience strategy and essential to supporting individual growth, our employee value proposition, and our long-term organizational success.

Throughout the year, we invest a significant number of hours in onboarding, cultural, safety, regulatory, supervisory, and managerial training activities. These efforts are further supported by tuition reimbursement programs, employee referral programs, succession planning, formal and informal cross-training, and partnerships with education institutions for recruitment and development.

American Woodmark continues to invest significantly in employee learning and development across a variety of functional areas. Our company has recorded the following training hours for fiscal 2025:

Training Type	FY25 YTD Hours Completed
Onboarding	17,046
Cultural Training	35,402
Safety Training	52,068
Quality Training	7,018
Cybersecurity Training	1,649
Total Training Hours	113,183

These efforts reflect American Woodmark’s ongoing commitment to employee readiness, safety, and continuous development throughout the employment lifecycle.

Our training programs are designed and delivered both at the corporate and local level to meet enterprise needs and respond to site-specific priorities. Our approach to development emphasizes continuous learning, with offerings provided on-demand, semi-annually, annually, or biannually, depending on the course and its intended impact. We continue to focus on enhancing employee capability, improving access to learning, and creating clear pathways for internal mobility and career advancement.

Leadership Engagement

Leadership at American Woodmark plays an active role in shaping the employee experience and supporting a culture of transparency, collaboration, and performance. Leaders are expected to model our core values and foster environments where employees feel respected, informed, and empowered. Through these efforts, we aim to strengthen leadership capability across the organization, ensure alignment with business objectives, and enhance the overall experience for our employees. Key engagement channels for feedback include:

•	Employee Engagement Surveys – Administered to gather employee feedback that informs organizational and department-level action planning focused on culture, communication, and continuous improvement.
•	CEO Town Hall Meetings – Conducted regularly to share company updates, highlight business priorities, and provide opportunities for employee Q&A.
•
Leadership Development Courses – Offered annually, our leadership curriculum includes Supervisory Development, Management Development, and Leadership & Cultural Change. Executive leaders actively facilitate these sessions to reinforce consistent leadership practices and support key behavioral expectations.

Philanthropy & Community Engagement

American Woodmark is committed to responsible corporate citizenship through meaningful investment in the communities where we operate. We recognize our business is closely tied to the strength of the communities our employees and customers call home. Our philanthropic efforts reflect this connection and are designed to create lasting impact. Key programs include:

•
The Holcomb Scholarship Fund - Available to children of full-time American Woodmark employees preparing for post-secondary education. The fund encourages scholarship, service, and leadership development among future generations who may one day contribute to the communities where we operate.

•
The American Woodmark Foundation - A 501(c)(3) organization established in 1995 to provide sustained philanthropic support. The Foundation has invested over $7 million since inception to advance the missions of charitable organizations and strengthen the communities in which we operate.

•
American Woodmark Cares - A financial assistance fund launched to support employees facing unforeseen disasters or personal hardship. This fund is supported through tax-deductible donations from the Company, employees, and external partners, and is administered by the Emergency Assistance Foundation.

In addition to company-wide programs, we empower local engagement through our Right Environment Councils, which design and lead site-specific workforce and community engagement efforts. This localized approach enhances our ability to address community needs, increase employee involvement, and deliver meaningful impact.

Through these efforts, American Woodmark remains committed to serving as a trusted neighbor and engaged corporate citizen—reinforcing the connection between a meaningful employee experience and strong community partnerships.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") contains information about the executive compensation program for our named executive officers ("NEOs") for fiscal year 2025 ("fiscal 2025"). Our NEOs for fiscal 2025 were the following:

•M. Scott Culbreth (President and Chief Executive Officer)
•Paul Joachimczyk (Senior Vice President and Chief Financial Officer)

•Robert J. Adams, Jr. (Senior Vice President, Chief Manufacturing and Supply Chain Officer)
•Dwayne L. Medlin (Senior Vice President, Remodel Sales)
•William L. Waszak (Senior Vice President, Chief Information Officer)

Executive Leadership Change

On February 24, 2025, Mr. Waszak was elected by our Board as an executive officer of the Company following his promotion to senior vice president earlier in the fiscal year.

In June 2025, Mr. Joachimczyk resigned from the Company to take the principal financial officer role at another public company.

Compensation Principles

    The compensation provided to our senior leaders is driven by the following principles:

Aligned with shareholders - Compensation should align directly with the long-term interests of our shareholders. Our leaders are expected to be long-term shareholders.	Performance-Based - Compensation should be based on financial, operational, and cultural goals. The goals should be challenging, but achievable, in light of expected market conditions.
Company Focused - Our leaders' contributions to the overall performance of the business are more important than their individual performance. This rewards strong teamwork and alignment.	Simple Design - Our compensation plan should be easy to understand, measure, and communicate.
Properly Balanced Compensation Components - The elements of the compensation plan should properly balance short- and long-term pay, fixed and variable components, and quantitative and qualitative measures.

Competitive Pay - Overall target compensation should be competitive (market median) compared to similar roles at peer group companies to ensure we are able to attract, retain, and motivate excellent leaders.

The Company's Compensation Program Goal

The goal of the Company's compensation program, as administered by the Compensation Committee, is to facilitate the creation of long-term value for its shareholders by attracting, motivating and retaining qualified senior leaders. To this end, the Company has designed and administered the Company's compensation program to appropriately reward its executives for responsible sustained financial and operating performance, to align their interests with those of the Company's shareholders, and to encourage them to remain with the Company for long and rewarding careers. To achieve alignment with shareholder interests, the Company's compensation program provides significant, but appropriate, rewards for outstanding performance, as well as clear financial consequences for underperformance. The majority of the Company's senior executives' compensation is "at risk" in the form of annual and long-term incentive awards that are paid, if at all, based upon Company performance. While a significant portion of compensation may fluctuate with annual results, the total program is structured to emphasize long-term performance and sustained growth in shareholder value.

Key Considerations in Setting Pay

The following is a summary of the key considerations affecting the determination of compensation by the Compensation Committee for the Company's NEOs.

Performance-based Compensation. The majority of the targeted total compensation for the Company's NEOs is performance-based to achieve alignment with shareholder interests. Annual bonuses are only payable to NEOs if the Company achieves adjusted EBITDA, free cash flow, and individual goals in excess of specified threshold levels during its fiscal year. The majority of long-term incentives for our NEOs is tied to the Company's achievement of financial and cultural goals. The Company strives to establish challenging Company-wide targets that are appropriate given the expected level of performance given current and anticipated market conditions.

Balance of Long-Term Pay Opportunity versus Current Pay Opportunity. The Compensation Committee strives to provide an optimal balance between current and long-term compensation and cash versus equity compensation for the Company's executive officers. Current compensation is paid in cash in the form of a base salary and an annual bonus, primarily as a reward for recent performance, while long-term compensation is equity-based, to encourage and motivate the Company's executive officers to deliver excellent results over a longer period of time and to serve as a retention tool. The Compensation Committee has targeted a higher mix of long-term compensation as performance-based compensation for the Company's senior executive officers, including the NEOs.

Providing shareholders with an appropriate level of return on their investment is an important objective of the Company, the Board, and the Compensation Committee. As a result, performance that rewards the Company's shareholders factors prominently in the Compensation Committee's decisions about the type and amount of long-term compensation paid to the Company's executive officers.

Qualitative vs. Quantitative Factors. The Compensation Committee uses a broad range of both quantitative and qualitative factors to determine compensation. Quantitative factors are determined annually based upon the Company's overall goals and objectives. In general, qualitative factors include the executives' ability to build the organization and to lead the Company's attainment of its "CITE" principles of customer satisfaction, integrity, teamwork, and excellence. Additional qualitative factors considered by the Compensation Committee include the executives' contribution to achieving the Company's overall vision, the evaluation of the executives' performance against their stated objectives, their experience, their skill sets, and the breadth and scope of their responsibilities.

Significance of Company Results. The Compensation Committee believes that the NEOs' contributions to the Company's overall performance are more important than their individual performance. Accordingly, a significant portion of the annual bonus opportunity and the long-term incentive opportunity for our NEOs is dependent upon the Company's financial performance, including (in relation to the annual bonus) its adjusted EBITDA goals and free cash flow and (in relation to the long-term incentives) its adjusted earnings per share ("EPS") and return on average equity for select years and return on invested capital in the current year grants.

Consideration of Compensation Risk. The Company's compensation programs are discretionary, balanced, and focused on the long-term. Under this structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. This provides strong incentives to manage the Company for the long term, while avoiding excessive risk in the short term. The elements of the Company's variable compensation program are balanced among current cash payments and longer-term equity awards. The Company uses a mix of quantitative and qualitative performance measures to assess achievement for its RSU awards to avoid placing excessive weight on a single performance measure. Annual cash bonus payouts are targeted at 120% of base salary for Mr. Culbreth, 75% for Messrs. Joachimczyk and Adams, and 60% for Messrs. Medlin and Waszak, with a maximum potential bonus opportunity set at 200% of the target bonus for Mr. Culbreth, 150% for Messrs. Joachimczyk and Adams, and 120% for Messrs. Medlin and Waszak. The Company has also adopted stock ownership guidelines under which its NEOs are expected to hold a significant amount of Company stock on an ongoing basis, which the Compensation Committee believes helps mitigate compensation-related risk by focusing the officers' attention and efforts on the long-term stock performance of the Company.

Use of Independent Compensation Consultants and Peer Group Data. The Compensation Committee retained an independent compensation consultant, Meridian Compensation Partners ("Meridian"), to assist the Compensation Committee in the fulfillment of its responsibilities. Meridian's engagement included evaluating the competitiveness of the Company's executive compensation program, which involved collecting compensation data regarding peer group companies. The Compensation Committee considers this data, among other factors, when it determines the components and amounts of total compensation that are appropriate for the NEOs. Meridian performs no other services for the Company other than those described in this section. The Compensation Committee has examined Meridian's relationship with the Compensation Committee members, the Company and the Company's management and has determined that Meridian's work has not raised any conflict of interest.

The Compensation Committee approved an updated Peer Group in fiscal 2023 that was used in designing fiscal 2025 executive compensation. The updated Peer Group includes:

JELD-WEN Holding, Inc.	HNI Corporation
Patrick Industries, Inc.	Simpson Manufacturing Co., Inc.
Fortune Brands Innovations, Inc.	Hillman Solutions Corp.
MillerKnoll, Inc.	Apogee Enterprises, Inc.
MasterBrand, Inc.	Gibraltar Industries, Inc.
Steelcase Inc.	The AZEK Company, Inc.
Advanced Drainage Systems, Inc.	Armstrong World Industries, Inc.
Griffon Corporation	Quanex Building Products Corporation
Installed Building Products, Inc.	Trex Company, Inc.

Results of 2024 Say on Pay Vote. At the Company's Annual Meeting of Shareholders held on August 22, 2024, 97.4% of votes cast by its shareholders (excluding abstentions and broker non-votes) approved on an advisory basis the Company's executive compensation program as disclosed in its 2024 proxy statement. In light of the overwhelming support that the 2024 say-on-pay proposal received, the Compensation Committee did not make any additional changes to the fiscal 2025 executive compensation program in response to the vote.

Stock Ownership Guidelines. The Company has adopted guidelines for stock ownership by its NEOs. For Mr. Culbreth, the stock ownership guideline is equivalent to three times his base salary, and for Messrs. Joachimczyk, Adams, Medlin and Waszak, the stock ownership guideline is equivalent to their respective base salaries. Executive officers have three years to comply with the ownership requirements after becoming an executive officer or being promoted to a position with a higher ownership guideline. The Company determines the amount of Company stock its NEOs hold by including all shares of stock owned outright by the individual as well as earned but unvested RSUs, so that a minimum ownership of Company stock is achieved. As of April 30, 2025, all NEOs meet or are on track to meet the ownership guideline established by the Company.

Clawback Policy.  Effective October 1, 2023, the Board adopted a Clawback Policy (the “Clawback Policy”) in order to comply with Section 10D of the Exchange Act, Rule 10D-1 of the Exchange Act and the listing standards adopted by the Nasdaq Stock Market. The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers of the Company in the event that the Company is required to prepare an accounting restatement. Additionally, the Company includes a clawback provision in the terms of its employee RSU awards, authorizing the Company to cancel outstanding RSU awards or seek recovery of shares previously issued under RSU awards if the Company's financials are required to be restated during or within two years after the end of the applicable vesting period due to the Company's material noncompliance with federal securities laws. RSU awards are subject to clawback if the Committee determines that the awards would not have been earned or vested based on the restated financials or if the employee's misconduct contributed to the need for the restatement.

Anti-Hedging and Anti-Pledging Policy. The Company prohibits employees and directors from engaging in hedging transactions involving the Company's stock, including the purchase of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. The Company also prohibits employees from holding the Company's stock in a margin account or pledging the Company's stock as collateral for any loan.

Elements of Compensation

The compensation program for executive officers for fiscal 2025 consisted of the following elements:

Elements available to most salaried employees:

•	base salary;
•	annual performance-based cash bonus;
•	annual employee profit sharing; and
•	retirement and health and welfare benefits.

    Elements available to the Company's NEOs, key managers, and selected employees:

•	long-term incentive awards in the form of RSUs.

    Elements available to NEOs:

•	other benefits, which include the ability to purchase products at a discounted price, and a medical exam from a nationally recognized medical clinic.

    These compensation elements are described below:

    Base Salary. Base salary is intended to compensate the Company's executives for:

•	the scope of their responsibilities;
•	the complexity of the tasks associated with their position within the Company;
•	their role in modeling and teaching cultural imperatives;
•	their skill set; and
•	their performance.

    Base salaries for all executives have been competitively established based on salaries paid for like positions in comparably-sized companies in similar industries. When setting annual base salaries for the executives, the Compensation Committee targets approximately the 50th percentile of annual base salaries for similar positions in comparably sized companies. The companies used for comparison of base salaries may include additional companies from those used in the Company's Peer Group where other competitive factors or local market conditions warrant. These salaries are obtained by management periodically and reviewed by the Compensation Committee to assure continued competitiveness and are adjusted when necessary.

    During fiscal 2025, Mr. Culbreth's base salary increased 3.5%, from $936,000 to $969,000. Mr. Joachimczyk's base salary increased 3%, from $510,000 to $525,300. Mr. Adams's base salary increased 3.5%, from $487,502 to $504,500. Mr. Medlins's base salary increased 4% from $391,244 to $407,000. Mr. Waszak's base salary increased 3% from $388,290 to $399,939. These salary increases are aligned to the market study performed by Meridian and their subsequent recommendations for compensation rates for comparably-sized companies.

Annual Cash Bonus. Annual cash bonuses are provided as an incentive to executives to achieve the Company's annual financial goals, and reflect the Compensation Committee's belief that a significant portion of the annual compensation of senior executives and other key employees should be contingent upon the financial performance of the Company. Annual bonus levels are established as a percentage of base salary. Jobs with greater spans of control and impact upon the Company's results have higher bonus percentages. For fiscal 2025, Mr. Culbreth was eligible for a target potential bonus opportunity equal to 120% of his fiscal year earned wages; Messrs. Joachimczyk and Adams were eligible for a target potential bonus opportunity equal to 75% of their respective fiscal year earned wages; and Messrs. Medlin and Waszak were eligible for a target potential bonus opportunity equal to 60% of their respective fiscal year earned wages. The maximum potential bonus award that can be earned if all metrics achieve superior performance is 200% of the target bonus for Mr. Culbreth, 150% for Messrs. Joachimczyk and Adams, and 120% for Messrs. Medlin and Waszak.

Adjusted EBITDA, free cash flow and an individual component are utilized to measure Company performance for the bonus plan for nearly every employee in the Company, including our NEOs, due to their ease of understanding as simple, consistent, and important indicators of the Company's annual performance. We utilize free cash flow as a performance measure for the annual bonus plan as a measure of our ability to repay our debt obligations. The weightings of the three performance measures that we used for the fiscal 2025 annual bonus plan were as follows: adjusted EBITDA (60% weighting), free cash flow (20% weighting), and individual goals (20% weighting).

ANNUAL CASH BONUS GOAL WEIGHTINGS

20%
20%
60%
Free Cash Flow
Adjusted EBITDA
Individual Goals

    Company Goals. On an annual basis, the Compensation Committee establishes bonus goals for Company performance based upon a variety of factors including progress achieved towards critical elements of the Company's long-term strategy, prior year performance, and the external economic environment. As a result, Company-wide performance targets vary from fiscal year to fiscal year. The annual performance goals represent the expected range across the following three levels of performance:

•	"Threshold" representing the minimum level of achievement in order to qualify for a payout of 50% of the target award;
•	"Target" representing performance consistent with demanding expectations to qualify for a target payout; and
•	"Superior" representing outstanding performance against demanding expectations to achieve 200% of the target award.

Company performance falling between each performance level results in an interpolated percentage payout based upon a predetermined scale. No portion of the Company performance portion of annual bonuses are paid if the Company's performance is below the predetermined adjusted EBITDA and free cash flow thresholds.

Company performance targets are set sufficiently high to require excellent performance. In the last ten years, the Company has achieved superior performance two times, achieved between target and superior performance three times, achieved between threshold and target performance three times, and did not meet threshold performance two times. Performance goals for Company performance at the threshold, target and superior performance levels for fiscal 2025 are presented in the following table.

(dollar amounts in millions)	Fiscal 2025
	Goals			Actual
	Threshold	Target	Superior
Adjusted EBITDA (1)	$200.0	$245.0	$265.0	$208.6
Free Cash Flow (2)	$60.0	$80.0	$100.0	$65.7

(1)
Adjusted EBITDA is a non-GAAP financial measure. The Company defines EBITDA as net income determined in accordance with GAAP adjusted to exclude (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, and (4) amortization of customer relationship intangibles. We define Adjusted EBITDA as EBITDA adjusted to exclude (1) expenses related to the RSI Acquisition, (2) restructuring charges, net (3) net gain/loss on debt modification, (4) stock-based compensation expense, (5) gain/loss on asset disposals, (6) change in fair value of foreign exchange forward contracts, and (7) pension settlement, net.

(2)	Free cash flow is a non-GAAP financial measure. The Company defines free cash flow as cash flows from continuing operations less amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays.

Individual Goals. Individual goals are based on an assessment of each NEO's contributions towards individual goals established with the Committee in May 2024. Individual goals and their individual contributions to achieve the overall performance were assessed between 55% and 65%, governed by the Company's overall performance of 60.75%. The individual goals were established to be challenging, but achievable. The Committee evaluates performance against these goals specific to each NEO's responsibilities. These goals included growth efforts focused on regaining market share, digital transformation efforts to enhance our cyber security practices, efforts to improve our HCM system capabilities and go-live with ERP in a west coast manufacturing facility, execution of platform design improvements through automation, the development of the company’s 2030 Vision, debt refinancing and improving engagement and participation scores in our annual engagement survey. These efforts support the Company strategy of Growth, Digital Transformation and Platform Design – “GDP” and were evaluated in addition to the overall performance of the individual and the business.

Fiscal 2025 Annual Bonus Results. The Company's actual performance for fiscal 2025 adjusted EBITDA and free cash flow exceeded threshold but fell short of target performance levels. This performance resulted in a Company performance percentage based upon the predetermined bonus scale of 60.75% of target. The annual incentive award payments to each NEO for 2025 were as follows:

Named Executive Officer	2025 Cash Incentive Paid
M. Scott Culbreth	$696,350
Paul Joachimczyk	$236,342
Robert J. Adams	$230,361
Dwayne L. Medlin	$148,412
William L. Waszak	$141,736

Long-Term Incentive Awards. The Compensation Committee has established long-term incentive awards for the Company's executives and key managers with the objective of advancing the longer-term interests of the Company and its shareholders by directly aligning executive compensation with increases in the Company's stock price. These awards complement cash incentives tied to annual performance by providing incentives for executives to increase shareholder value over time. The Company's long-term incentive compensation program utilizes RSUs. RSUs are intended to focus the attention of executives on the achievement of the Company's long-term performance objectives, to align executive management's interests with those of shareholders, and to facilitate executives' accumulation of sustained ownership of Company stock.

In line with recommendations from Meridian, the NEOs with target performance may earn long-term incentive awards valued at approximately 350% of base salary for Mr. Culbreth, 150% for Mr. Joachimczyk, 111% for Mr. Adams, and 92.5% for Messrs. Medlin and Waszak. With superior performance, the NEOs may earn maximum potential long-term incentive awards valued at approximately 525% of base salary for Mr. Culbreth, 225% for Mr. Joachimczyk, 166.5% for Mr. Adams, and 138.8% for Messrs. Medlin and Waszak. All long-term incentive awards were approved by the Compensation Committee.

Changes to Fiscal 2025 Long-Term Incentive Grants. In fiscal year 2024, the Compensation Committee conducted a comprehensive review of the long-term incentive plan, comparing the current design to peer group practices, and approved several changes for fiscal 2025. Beginning with the fiscal 2025 grant, the long-term incentive award was evenly weighted between time-based RSUs and performance-based RSUs at the target performance level. The performance-based RSUs continue to measure adjusted EPS, Return on Invested Capital and cultural goals, though only two cultural goals were included in the fiscal 2025 award (training compliance and engagement index) instead of four. In addition, the award includes a cumulative performance goal based on adjusted EPS and Return on Invested Capital covering the three-year period on a cumulative basis, which was set by the Compensation Committee at the time of grant. The Compensation Committee also adjusted the payout range for the performance-based RSUs to more closely align with the competitive market. Superior level performance will result in a 200% of target payout, and performance at the threshold level will result in a 50% of target payout. Performance below the threshold level will continue to result in no payout for that measure. No changes were made to the performance cycles or vesting terms.

Restricted Stock Units. During fiscal 2025, Mr. Culbreth was awarded 51,350 RSUs, Mr. Joachimczyk was awarded 11,990 RSUs, Mr. Adams was awarded 8,480 RSUs, Mr. Medlin was awarded 5,670 RSUs, and Mr. Waszak was awarded 5,630 RSUs. These RSUs consist of time-based and performance-based awards, and the performance-based RSUs vest upon the satisfaction of certain performance and cultural conditions.

The time-based RSUs represent approximately 33% of the total RSU grant at superior level performance, and one-third vests annually based on the executive's continued employment through the first, second, and third anniversaries of the grant date (retention award). The performance-based RSUs represent approximately 67% of the total RSU grant at superior level performance, and are based on the achievement of certain cultural goals (training compliance and engagement index) for the period ending with the Company's 2027 fiscal year and certain annual and cumulative performance goals (adjusted EPS and return on invested capital) for the Company's 2025, 2026, and 2027 fiscal years. The cultural goals are evenly weighted and in total represent approximately 30% of the performance-based RSUs (approximately 20% of the total RSU award). The adjusted EPS and return on invested capital measures are evenly weighted and each represent approximately 70% of the performance-based RSUs (approximately 45% of the total RSU award). The performance-based RSUs vest based on the executive’s continued employment through the third anniversary of the grant date. Subject to satisfying the associated vesting conditions, each RSU represents the right to receive one share of the Company's common stock. The Compensation Committee believes that the RSU grants provide a form of long-term compensation that aids retention, encourages long-term value creation and aligns financial interests with the Company's shareholders. Each award is subject to accelerated vesting in certain circumstances, including the executive's retirement, death, disability or qualifying termination in connection with a change in control.

LONG-TERM INCENTIVE PLAN GOAL WEIGHTINGS

23%
33%
24%
10%
10%
Retention (33%)
Training Compliance (10%)
Engagement Index (10%)
Adjusted EPS (24%)
Return on Invested Capital (23%)

The Company-wide performance criteria upon which the performance-based component of the RSU awards is based are established annually by the Compensation Committee. The Compensation Committee determined the performance criteria for fiscal 2025 and the cumulative performance period in May 2024 and will determine the performance criteria for fiscal years 2026 and 2027 within 90 days after the start of each year based on the Company's annual operating plan for each year. The Company-wide performance criteria which the Compensation Committee established in May 2024 applies to the fiscal 2025 tranche of the performance-based RSU awards previously granted to the NEOs in fiscal year 2024 and 2023, as well. Beginning with fiscal 2024 grants, the Compensation Committee uses two performance measures for the performance-based RSUs, adjusted earnings per share (22.5% weighting) and return on invested capital (22.5% weighting), and has established threshold, target and superior performance goals for each measure. For grants prior to fiscal 2024, the Compensation Committee used two performance measures for the performance-based RSUs, adjusted earnings per share (22.5% weighting) and return on equity (22.5% weighting), and established threshold, target and superior performance goals for each measure. The target award for each annual tranche of the fiscal 2025, fiscal 2024, and fiscal 2023 performance-based RSUs is earned if performance is achieved at the target level. For performance at or above the superior level, 200% of the target award is earned. For performance at the threshold level, 50% of the target is earned. Specific performance goals for the fiscal 2025 tranche of the fiscal 2025, fiscal 2024, and fiscal 2023 performance-based RSUs and the Company's performance against these goals were as follows:

	Goals			Actual
	Threshold	Target	Superior	Performance
Performance Measure
Adjusted earnings per share (1)	$5.80	$7.65	$8.40	$6.90
Return on invested capital (fiscal 2024 and 2025 grants)	7.2%	9.4%	10.3%	8.3%
Return on equity (fiscal 2023 grant)	9.8%	12.8%	13.9%	11.2%

(1)
Adjusted earnings per share is a non-GAAP financial measure. The Company defines adjusted EPS as diluted earnings per share determined in accordance with GAAP adjusted to exclude the per share impact of (1) expenses related to the RSI acquisition, (2) restructuring charges, net (3) the amortization of customer relationship intangibles, (4) net gain/loss on debt modification, (5) change in fair value of foreign exchange forward contracts, (6) pension settlement, net, and (7) the tax benefit of items (1) - (6).

(2)
Return on invested capital ("ROIC") is a non-GAAP financial measure. The Company defines ROIC as net income plus interest expense, net of tax, divided by net debt (excluding current maturities), long-term leases, and total shareholders' equity.

    The Compensation Committee assessed the Company's overall achievement of the performance goals for fiscal 2025 above threshold but below target, meaning 38.4% of the target fiscal 2025 tranche of the fiscal 2025 performance-based RSUs, 43.8% of the target fiscal 2025 tranche of the fiscal 2024 performance-based RSUs, and 43.6% of the target fiscal 2025 tranche of the fiscal 2023 performance-based RSUs will be eligible to vest subject to each NEOs continued employment through the end of the applicable three-year vesting period for each award.

    The cultural-based component of the fiscal 2025 RSU awards may be earned based upon achievement with respect to two cultural achievement goals as determined by the Compensation Committee at the end of the three-year performance period, including (i) training compliance and (ii) engagement index goals.

Fiscal 2025 RSUs

    Based on achievement of the fiscal 2025 performance goals at 38.4%, if the fiscal year 2026 and 2027 performance goals and the cultural goals are each earned at their target (50%) levels, and if Messrs. Culbreth, Joachimczyk, Adams, Medlin, and Waszak remain continuously employed by the Company through June 2027, they will be eligible to vest in and receive 65.2% of their total fiscal 2025 RSU award, calculated as follows:

	Performance Attainment		Weighting Factor		Weighted Performance

FY25 Performance-Based Goals (Actual)	38.4%	X	11.7%	=	4.5%
FY26 Performance-Based Goals (Target)	50%	X	11.7%	=	5.8%
FY27 Performance-Based Goals (Target)	50%	X	11.7%	=	5.8%
3 Year Performance Based Goals (Target)	50%	X	11.7%	=	5.8%
Potential Earned and Vested Performance-Based RSUs					21.9%

Potential Earned and Vested Cultural-Based RSUs (Target)	50%	X	20%	=	10.0%

Potential Vested Retention RSUs	N/A				33.3%

Total Potential Vested Portion of RSU Awards					65.2%

    65.2% vesting would result in Messrs. Culbreth, Joachimczyk, Adams, Medlin, and Waszak receiving 33,473, 7,816, 5,528, 3,696, and 3,670 shares, respectively, with respect to their fiscal 2025 RSU awards. If the fiscal 2026 and 2027 performance goals and the cultural goals were to be earned at their maximum (100%) levels, then the NEOs would be eligible to vest in and receive up to 92.8% of their fiscal 2025 RSU awards, subject to their continued employment through June 2027, or 47,648, 11,126, 7,869, 5,261, and 5,224 shares for Messrs. Culbreth, Joachimczyk, Adams, Medlin, and Waszak, respectively.

Fiscal 2024 RSUs

    Based on achievement of the fiscal 2024 performance goals at 100% (as described in last year's proxy statement) and fiscal 2025 performance goals at 43.8%, if the fiscal 2026 performance goals and the cultural goals are each earned at their target (60%) levels, and if Messrs. Culbreth, Joachimczyk, Adams, Medlin, and Waszak remain continuously employed by the Company through June 2026, they will be eligible to vest in and receive 77.6% of their total fiscal 2024 RSU award, calculated as follows:

	Performance Attainment		Weighting Factor		Weighted Performance

FY24 Performance-Based Goals (Actual)	100%	X	15%	=	15.0%
FY25 Performance-Based Goals (Actual)	43.8%	X	15%	=	6.6%
FY26 Performance-Based Goals (Target)	60%	X	15%	=	9.0%
Potential Earned and Vested Performance-Based RSUs					30.6%

Potential Earned and Vested Cultural-Based RSUs (Target)	60%	X	20%	=	12.0%

Potential Vested Retention RSUs	N/A				35.0%

Total Potential Vested Portion of RSU Awards					77.6%

    77.6% vesting would result in Messrs. Culbreth, Joachimczyk, Adams, Medlin, and Waszak receiving 45,759, 10,456, 10,115, 3,250, and 3,258 shares, respectively, with respect to their fiscal 2024 RSU awards. If the fiscal 2026 performance goals and the cultural goals were to be earned at their maximum (100%) levels, then the NEOs would be eligible to vest in and receive up to 91.6% of their fiscal 2024 RSU awards, subject to their continued employment through June 2026, or 54,014, 12,344, 11,941, 3,837, and 3,846 shares for Messrs. Culbreth, Joachimczyk, Adams, Medlin, and Waszak, respectively.

Fiscal 2023 RSUs

    Based on achievement of the fiscal 2023 performance goals at 89.9% (as described in the Company's 2023 proxy statement), fiscal 2024 performance goals at 100% (as described in last year's proxy statement), and achievement of the fiscal 2025 performance goals at 43.6%, and achievement of the cultural goals for the fiscal 2023 cultural-based RSUs at 94.6% (as discussed below), Messrs. Culbreth, Joachimczyk, Adams, Medlin, and Waszak each vested in and received 88.9% of their total fiscal 2023 RSU awards, as calculated below:

	Performance Attainment		Weighting Factor		Weighted Performance

FY23 Performance-Based Goals (Actual)	89.9%	X	15%	=	13.5%
FY24 Performance-Based Goals (Actual)	100%	X	15%	=	15.0%
FY25 Performance-Based Goals (Actual)	43.6%	X	15%	=	6.5%
Earned and Vested Performance-Based RSUs					35.0%

Earned and Vested Cultural-Based RSUs (Actual)	94.6%	X	20%	=	18.9%

Vested Retention RSUs	N/A				35.0%

Total Vested Portion of RSU Awards					88.9%

    88.9% vesting resulted in Messrs. Culbreth, Joachimczyk, Adams, Medlin, and Waszak receiving 45,673, 11,420, 12,969, 3,531, and 3,647 shares, respectively, with respect to their fiscal 2023 RSU awards.

The Compensation Committee determined that the cultural goals for the fiscal 2023 cultural-based RSUs were achieved at 94.6% of target, based on achievement of the representation goal for the three-year period ending with fiscal 2025 at 37.5%, achievement of the training compliance goal at 98.0%, and achievement of the succession planning and cultural development goals for the three-year period ending with fiscal 2025 at the superior level.

Savings Plan

Most employees, including the NEOs, participate in the Company's Retirement Savings Plan. This plan has a profit-sharing component and a 401(k) component. The Company makes profit-sharing contributions, whereby (for fiscal 2025) 3% of the Company's net income is contributed and divided equally among eligible employee 401(k) accounts in the form of Company stock. In addition, all employees may contribute up to 100% of their pay to 401(k) accounts on a pre-tax basis. For fiscal 2025, the Company provided matching contributions in cash equal to 100% of each employee's 401(k) contributions up to the first 4% of the employee's annual compensation and 50% of the next 2%, thus providing a 5% match. This is a tax-qualified plan and is subject to IRS compensation and other limitations. Company contributions to this plan for the NEOs for fiscal 2025 are included in the All Other Compensation column in the Summary Compensation Table.

Other Benefits

All of the NEOs are eligible to purchase the Company's products at a discounted price.

The Company places a priority on enabling its employees to take advantage of preventive health care. To this end, the Company offers subsidized medical benefits to substantially all of its employees, as well as the ability to take advantage of annual physical exams at low or no cost. The NEOs are eligible to receive a more extensive annual medical exam from a nationally recognized medical clinic at no cost to them.

Certain employees, including the NEOs, are eligible for relocation benefits.

Severance and Change in Control Agreements

Each of the NEOs has entered into an employment agreement with the Company that provides for severance benefits under certain termination scenarios, including termination in connection with a change in control. The Company believes these agreements are necessary in order to ensure the continuity of management and to allow executive officers to focus on serving the Company in a change in control situation without the distraction of concern for their employment. These agreements generally provide for severance benefits in the event of involuntary termination of employment without cause at any time during the term of the agreement, and certain enhanced benefits for termination without cause or termination by the executive for good reason within a certain period following a change of control. No payments are made if employment is terminated due to death, disability or cause. Each of these agreements provides that any unvested stock awards shall become fully vested in connection with a change in control of the Company only upon the occurrence of both a change in control and either involuntary termination of employment without cause or termination by the executive for good reason in connection with a change of control.

In developing the parameters for these agreements, the Compensation Committee utilized an independent compensation consultant and an analysis of peer companies. The Compensation Committee established these agreements with a goal of providing terms that are representative of the competitive market for like positions. Mr. Culbreth's employment agreement includes a longer severance period and a greater bonus payment percentage due to the greater span of control, accountability and ability to impact the Company's performance inherent in Mr. Culbreth's role as Chief Executive Officer.

The Company does not provide tax gross-ups to its NEOs for any Section 280G taxes resulting from a change in control. In lieu of receiving a tax gross-up, any golden parachute payments to these NEOs will be reduced until the excise tax no longer applies (unless the NEO would be in a better net after-tax position after paying the excise tax, in which case the payments would not be reduced, but the NEO still would not receive any gross-up).

Each NEO's employment agreement also contains restrictive covenants which specify confidentiality, non-solicitation, and non-competition with the Company in the event of termination. Further information regarding the terms and conditions of these agreements is found beginning on page 35, under the heading "Employment Agreements and Post-Employment Compensation Agreements."

Deductible Compensation of Executive Officers

Pursuant to Section 162(m) of the Code, non-grandfathered compensation payable to certain of our covered officers and former officers that exceeds $1 million per person in a given year is not deductible by the Company, regardless of whether it is performance-based. The Compensation Committee designs and administers our executive compensation programs in a manner that preserves its flexibility and recognizes a full range of performance criteria important to the Company's success, even where the compensation paid under such programs is not deductible under Section 162(m).

Summary Compensation Table

The following table sets forth for fiscal 2025, 2024, and 2023 the compensation for the NEOs.

	Fiscal		Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	All Other Compensation
Name & Principal Position	Year	Salary	1	2	3	4	Total

M. Scott Culbreth	2025	$957,577	$3,208,446	$0	$696,350	$23,674	$4,886,047
President and	2024	$923,538	$3,047,963	$937,354	$1,847,076	$24,903	$6,780,834
Chief Executive Officer	2023	$900,000	$2,096,515	$0	$1,549,800	$17,355	$4,563,670

Paul Joachimczyk	2025	$520,004	$749,178	$—	$236,342	$61,713	$1,567,237
Senior Vice President and	2024	$499,615	$839,840	$468,677	$624,519	$24,442	$2,457,093
Chief Financial Officer	2023	$469,615	$524,230	$—	$505,447	$20,861	$1,520,153

Robert J. Adams	2025	$498,616	$529,851	$—	$230,361	$20,267	$1,279,095
Senior Vice President	2024	$479,466	$821,043	$468,677	$599,334	$30,027	$2,398,547
Value Stream Operations	2023	$455,191	$595,271	$—	$489,922	$31,650	$1,572,034

Dwayne L. Medlin	2025	$401,546	$354,323	$—	$148,412	$28,669	$932,950
Senior Vice President,	2024	$385,512	$442,982	468,677	$365,113	$17,093	$1,679,377
Remodel Sales

William L. Waszak	2025	$396,354	$351,784	$—	$141,736	$21,476	$911,350
Senior Vice President,
Chief Information Officer

1
This column represents the grant date fair value of RSU awards calculated in accordance with FASB ASC Topic 718. For a discussion of the terms of the RSUs granted in fiscal 2025, see Restricted Stock Units beginning on page 25. Of the amounts reported in this column for fiscal 2025, $1,572,147 for Mr. Culbreth, $749,178 for Mr. Joachimczyk, $529,851 for Mr. Adams, $354,323 for Mr. Medlin, and $351,784 for Mr. Waszak are attributable to performance-based and cultural-based RSU awards. These awards are reported based on the actual outcome of the performance conditions for fiscal 2025 and target achievement (50%) for Company performance for fiscal 2026 and 2027, for the three-year cumulative performance period, and for the cultural-based RSUs. Assuming the highest level of performance will be achieved for the performance-based and cultural-based components of the grant in fiscal 2025, the amounts attributable to the performance-based and cultural-based RSUs would be: $3,277,383 for Mr. Culbreth, $765,233 for Mr. Joachimczyk, $541,223 for Mr. Adams, $361,804 for Mr. Medlin, and $359,316 for Mr. Waszak. For information on the valuation assumptions with respect to the RSU grants for fiscal 2025, refer to Note H – Stock-Based Compensation in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended April 30, 2025.

2
This column represents the grant date fair value of stock options calculated in accordance with FASB ASC Topic 718 and will be determined based upon the probably outcome of any performance conditions. These values reflect the Company's accounting expense and do not necessarily correspond to the actual value that will be realized by the NEOs. For information on valuation assumptions with respect to these stock option grants, refer to Note H – Stock-Based Compensation in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended April 30, 2025.

3	Amounts in this column reflect the annual cash incentive compensation paid to the NEOs for fiscal 2025, 2024, and 2023.
4	See the All Other Compensation table below for additional information.

All Other Compensation

    The following table describes each component of the amounts listed for fiscal 2025 in the All Other Compensation column in the Summary Compensation Table.

	Company Contributions to Retirement Savings Plan	Other
Name	1	2	Total
M. Scott Culbreth	$17,477	$6,197	$23,674
Paul Joachimczyk	$18,049	$43,664	$61,713
Robert J. Adams	$18,432	$1,835	$20,267
Dwayne L. Medlin	$18,411	$10,258	$28,669
William L. Waszak	$18,340	$3,136	$21,476

1	These amounts represent matching 401(k) and profit-sharing contributions made to the NEOs' respective Retirement Savings Plan accounts.
2
These amounts reflect payments of insurance premiums paid for supplemental life insurance and costs associated with medical exams from a nationally recognized medical clinic. For Mr. Culbreth, $1,077 represents insurance premiums paid for supplemental life insurance and $5,120 represents costs associated with medical exams. For Mr. Joachimczyk, $828 represents insurance premiums paid for supplemental life insurance, $4,704 represents costs associated with medical exams, and $38,132 represents the value of discounts on cabinet purchases. For Mr. Adams, $1,835 represents insurance premiums paid for supplemental life insurance. For Mr. Medlin, $1,548 represents insurance premiums paid for supplemental life insurance and $8,710 represents costs associated with medical exams. For Mr. Waszak, $3,136 represents insurance premiums paid for supplemental life insurance.

Grants of Plan-Based Awards in Fiscal 2025

    The following table provides information about all equity and non-equity awards granted to the NEOs in fiscal 2025.

	Grant	Estimated Possible Payout Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Performance-Based and Cultural-Based Restricted Stock Units (# of Shares)			All Other Awards: Number of Restricted Stock Units	Grant Date Fair Value of Restricted Stock Unit Awards
Name	Date	1			2			3	4
		Threshold	Target	Superior	Threshold	Target	Superior
M. Scott	n/a	$574,546	$1,149,092	$2,298,185
Culbreth	06/01/24				8,563	17,125	34,250	17,100	$3,208,446

Paul	n/a	$195,001	$390,003	$780,006
Joachimczyk	06/01/24				1,999	3,999	7,997	3,993	$749,178

Robert J.	n/a	$186,981	$373,962	$747,924
Adams	06/01/24				1,414	2,828	5,656	2,824	$529,851

Dwayne L.	n/a	$120,464	$240,928	$481,855
Medlin	06/01/24				945	1,891	3,781	1,889	$354,323

William L.	n/a	$118,906	$237,812	$475,625
Waszak	06/01/24				939	1,878	3,755	1,875	$351,784

1
The amounts displayed in these columns reflect the threshold, target, and superior payouts under the fiscal 2025 Annual Cash Bonus program described in the Compensation Discussion and Analysis based upon annual salary rates as of the last day of fiscal 2025. The amounts actually paid under this program for fiscal 2025 are reflected in the Summary Compensation Table. Attainment of the Company-wide goals for adjusted EBITDA and free cash flow were the only determinants of the amount of bonus paid. Mr. Culbreth's potential bonus payment ranged from 0% to 200% of his fiscal 2025 target bonus, with a target of 120%. Messrs. Joachimczyk and Adams each had a potential bonus payment of 0% to 150% of their respective target bonus, with a target of 75%, and Messrs. Medlin and Waszak each had potential bonus payment of 0% to 120% of their respective target bonus, with a target of 60%. The Company's specific adjusted EBITDA and free cash flow goals for fiscal 2025 are described in the Compensation Discussion and Analysis beginning on page 23, under the heading "Company Goals".

2
These columns reflect the threshold, target, and superior potential number of shares of the Company's common stock that could be issued under performance-based and cultural-based RSUs that each NEO received during fiscal 2025. Based upon actual Company performance for fiscal 2025 and target achievement (50%) for Company performance for fiscal 2026 and 2027, for the three-year cumulative performance period, and for the cultural-based RSUs, the actual numbers of shares that the NEOs may earn under the performance-based and cultural-based RSUs for the June 1, 2024 grant if they remain continuously employed through June 1, 2027 are: 16,430 for Mr. Culbreth, 3,836 Mr. Joachimczyk, 2,713 for Mr. Adams, 1,731 for Mr. Medlin, and 1,801 for Mr. Waszak. At the time the grants are made, the potential payouts are performance-driven and, therefore, completely at risk. The Plan measurements for determining the number of earned RSUs are described in the Compensation Discussion and Analysis under the heading "Restricted Stock Units" beginning on page 25.

3
This column reflects the number of RSUs granted to each NEO during fiscal 2025 that were subject to service-based vesting conditions alone. These RSUs are payable on June 1, 2027 if the NEO remains continuously employed through that date. If the executive terminates employment prior to the vesting date due to retirement, death or disability, the executive receives a pro rata portion of the award based upon the executive's service from the grant date to the date of termination.

4
This column reflects the full grant date fair value of the RSUs granted in fiscal 2025 computed in accordance with FASB ASC Topic 718. The grant date fair value of the RSUs subject to performance-based and cultural-based vesting is calculated based upon actual Company performance for fiscal 2025 and target achievement (50%) for Company performance for fiscal 2026 and 2027, for the three-year cumulative performance period, and for the cultural-based RSUs.

Outstanding Equity Awards at 2025 Fiscal Year-End

    The following table provides information on the equity awards made to NEOs that were outstanding as of April 30, 2025. This table includes all unvested RSUs. All unvested RSU awards shown in the table below are scheduled to vest on the third anniversary of the applicable grant date for each award. For additional information about the RSU awards, see the description of long-term incentive awards in the Compensation Discussion and Analysis beginning on page 24.

	Grant	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Stock Option Exercise	Stock Option Expiration	Number of Restricted Stock Units that have Not Yet Vested	Market Value of Restricted Stock Units that have Not Yet Vested	Equity Incentive Plan Awards: Number of Unearned Restricted Stock Units that have Not Yet Vested	Equity Incentive Plan Awards: Market Value of Unearned Restricted Stock Units that have Not Yet Vested
Name	Date	Exercisable	Unexercisable	Price	Date	1	2	3	2

M. Scott	06/01/24					19,402	$1,144,718	28,255	$1,667,045
Culbreth	06/01/23					26,488	$1,562,792	20,646	$1,218,134
	09/05/23							6,840	$403,560
	09/05/23	—	20,520	$77.19	09/06/33
	06/01/22					45,673	$2,694,707	—	$—

	Grant	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Stock Option Exercise	Stock Option Expiration	Number of Restricted Stock Units that have Not Yet Vested	Market Value of Restricted Stock Units that have Not Yet Vested	Equity Incentive Plan Awards: Number of Unearned Restricted Stock Units that have Not Yet Vested	Equity Incentive Plan Awards: Market Value of Unearned Restricted Stock Units that have Not Yet Vested
Name	Date	Exercisable	Unexercisable	Price	Date	1	2	3	2

Paul	06/01/24					4,531	$267,329	6,597	$389,238
Joachimczyk	06/01/23					6,054	$357,186	4,718	$278,362
	09/05/23							3,420	$201,780
	09/05/23	—	10,260	$77.19	09/06/33
	06/01/22					11,420	$673,780	—	$—

Robert J.	06/01/24					3,204	$189,036	4,666	$275,294
Adams	06/01/23					5,856	$345,504	4,564	$269,276
	09/05/23							3,420	$201,780
	09/05/23	—	10,260	$77.19	09/06/33
	06/01/22					12,969	$765,171	—	$—

Dwayne L.	06/01/24					2,144	$126,496	3,119	$184,036
Medlin	06/01/23					1,881	$110,979	1,466	$86,514
	09/05/23							3,420	$201,780
	09/05/23	—	10,260	$77.19	09/06/33
	06/01/22					3,531	$208,329	—	$—

William L.	06/01/24					2,127	$125,493	3,098	$182,767
Waszak	06/01/23					1,886	$111,274	1,470	$86,730
	09/05/23							3,420	$201,780
	09/05/23	—	10,260	$77.19	09/06/33
	06/01/22					3,647	$215,173	—	$—

1
This column reflects the FY23 awards actually earned (vested on June 1, 2025) and the unvested service-based component of the FY24 and FY25 awards (scheduled to vest on June 1, 2026 and June 1, 2027, respectively); the unvested FY24 and FY25 performance-based component that has been earned under the FY24 awards (scheduled to vest on June 1, 2026); and the unvested FY25 performance-based component that has been earned under the FY25 awards (scheduled to vest on June 1, 2027).

2	Based on the closing price per share of the Company's common stock as of the last day of fiscal 2025, April 30, 2025, which was $59.00.
3
This column reflects the unearned FY26 performance-based component and cultural component of the FY24 awards (scheduled to vest on June 1, 2026), the unearned FY26 and FY27 performance-based components and cultural component of the FY25 awards (scheduled to vest on June 1, 2027), and the unearned FY26 performance-based component of the FY24 awards (scheduled to vest on September 5, 2026), in each case at maximum performance.

RSUs Vested in Fiscal 2025

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
	1	2
M. Scott Culbreth	27,999	$2,410,994
Paul Joachimczyk	5,613	$483,335
Robert J. Adams	6,805	$585,979
Dwayne L. Medlin	2,172	$187,031
William L. Waszak	2,213	$190,561

1
This column represents the gross number of shares of RSUs that vested, consisting of RSUs that were originally granted in June 2021 and one-third of the service awards originally granted in June 2023 and which vested in June 2024.

2	This column represents the value of the RSUs that vested on the date the shares were transferred, which was the closing price of the Company stock on the transfer date.

Nonqualified Deferred Compensation

None of our NEOs participated in a nonqualified deferred compensation plan during fiscal 2025.

Employment Agreements and Post-Employment Compensation Arrangements

As of April 30, 2025, the Company had entered into employment agreements with Mr. Culbreth, Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Mr. Waszak to fulfill the duties of each executive's respective position. These employment agreements provide for "double trigger" vesting of outstanding equity awards in connection with a change of control and do not provide for a tax gross-up for any golden parachute excise taxes.

The respective agreements specify a base salary, each subject to annual upward adjustments as the Company shall deem appropriate from time to time and as approved within general practice and authority levels required by the Compensation Committee. The base salaries for each NEO for fiscal 2025 are set forth under “Compensation Discussion and Analysis - Base Salary” on page 22.

Further, the NEOs are entitled to participate in the Company's annual incentive program with a maximum potential bonus of 240% of Mr. Culbreth's then current base salary, a maximum potential bonus of 150% of Mr. Joachimcyzk's and Mr. Adams' then current base salary, a maximum potential bonus of 120% of Mr. Medlin's and Mr. Waszak's then current base salary, with Compensation Committee discretion to increase the amount of the maximum bonus. In each case, the actual amount of the bonus paid will be related to achievement of certain performance objectives set by the Compensation Committee at the beginning of each fiscal year. The employment agreements with Mr. Culbreth, Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Mr. Waszak are for one-year terms that end on December 31 of each year and provide for an automatic one-year extension, unless either party to the agreement gives notice on or before November 1 of the preceding year.

Under these agreements, each executive is entitled to severance pay should his or her employment be terminated by the Company without cause or if the Company decides not to extend the term of the agreement. Mr. Culbreth would be entitled to severance pay for a period of 24 months, in an amount equal to two times the sum of (i) the greater of his annual base salary at the time of termination or the largest base salary in effect during the term of his agreement and (ii) 60% of the maximum eligible annual cash bonus for the year of termination. Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Mr. Waszak are each entitled to severance pay for a period of 12 months, in an amount equal to one times the greater of their annual base salary at the time of termination or the largest base salary in effect during the term of the agreement. The length of Mr. Culbreth's severance pay period is longer than that of Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Mr. Waszak, due to the greater span of control, accountability, and ability to impact the Company's performance inherent in Mr. Culbreth's role as Chief Executive Officer. The executives would also be entitled to receive subsidized COBRA coverage, and a tax gross-up with respect to such coverage, from the Company following their termination of employment, for a period of up to 18 months for Mr. Culbreth and up to 12 months for Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Mr. Waszak. The employment agreements define "cause" as neglect of duty that is not corrected after 90 days' written notice, misconduct, malfeasance, fraud, or dishonesty which materially and adversely impacts the Company or its reputation, or conviction or entering a plea of nolo contendere to a felony or crime involving moral turpitude. Severance payments would be made in accordance with the Company's usual payroll practices for salaried personnel, subject to the requirements of Section 409A of the Code. Under the terms of these agreements, each executive has agreed to not compete with the Company both while they are employed and during the time they receive severance pay, and not to solicit its employees for a period of 12 months after the expiration of the agreements.

Each of the employment agreements for Mr. Culbreth, Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Mr. Waszak provides certain benefits upon termination in connection with a change in control of the Company. The employment agreements define "change in control" as an acquisition by a third party of 30% or more of the outstanding Company stock; a change in the Company's Board of Directors, such that the current members and their approved successors cease to be a majority; a merger or other business combination following which the Company's pre-transaction shareholders cease to hold more than 50% of the Company's stock; or complete liquidation or dissolution of the Company or the sale or other disposition of substantially all of its assets. The agreements will remain in effect for 24 months after a change in control. If Mr. Culbreth terminates his employment for good reason within two years after a change in control, or if the Company terminates Mr. Culbreth's employment without cause within 3 months before or two years after a change in control, then he would receive a single lump sum payment equal to 2.99 times the sum of:

•	the greater of his annual base salary at the time of termination or the largest base salary in effect during the term of his agreement, and
•	an amount equal to 60% of the maximum eligible annual cash bonus.

    If Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Mr. Waszak terminates his employment for good reason within one year after a change in control, or if the Company terminates Mr. Joachimczyk's, Mr. Adams', Mr. Medlin's, and Mr. Waszak's employment without cause within three months before or one year after a change in control, then he would be entitled to a lump sum payment equal to two times the sum of:

•	the greater of his annual base salary at the time of termination, a change in control, or his largest base salary in effect during the term of his or her agreement, and
•	an amount equal to the greater of the average of bonuses paid for the three preceding fiscal years or 60% of his maximum eligible annual cash bonuses for the year of termination.

Each NEO would have good reason to terminate his employment if:

•	his base salary is reduced,
•	he is not in good faith considered for a bonus,
•	he is not in good faith considered for other executive compensation benefits,
•	his place of employment is relocated to a location further than 50 miles from his current place of employment, or
•	his working conditions or management responsibilities are substantially diminished (other than on account of disability).

If a NEO's employment is terminated without cause, or if the NEO terminates employment for good reason, on or at any time following the date of a change of control, then such officer's outstanding equity awards will become 100% vested. If the termination occurs prior to the date of a change of control but after a definitive agreement has been signed that would result in a change of control if the transaction contemplated by the agreement were consummated, then the executive will conditionally vest in any outstanding equity awards, subject to consummation of the change of control. If one of the NEOs were to terminate employment prior to the vesting date (and with respect to cultural and performance-based RSUs, after the Compensation Committee has completed its performance evaluation) due to retirement, death or disability, the executive would vest in and receive a prorated portion of their RSU awards based upon the executive's total service from the grant date through the date of termination. Retirement is defined as age 55 with at least 10 years of service.

The following table represents the payments that would have been made or value of benefits provided to Mr. Culbreth upon termination of his employment under various scenarios, if that event had occurred on April 30, 2025.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death, or Disability	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	2	for Cause
Base Salary	$2,897,310	$1,938,000	$—	$—
Annual Bonus	$4,172,126	$1,395,360	$—	$—
COBRA Reimbursement	$18,599	$18,599	$—	$—
Accelerated RSU Vesting	$8,690,956	$—	$5,025,489	$—
Total	$15,778,991	$3,351,959	$5,025,489	$—

1	The cash payments would be triggered by termination of employment by Mr. Culbreth for good reason during the two-year period following a change in control or termination of his employment by the Company without cause within three months before or two years after a change in control. Mr. Culbreth's unvested RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Culbreth for good reason at any time on or after a change in control.
2	As of April 30, 2025, Mr. Culbreth had not reached the age component for retirement and therefore would not have received accelerated RSU vesting if he had retired on such date.

The following table represents the payments that would have been made or value of benefits provided to Mr. Joachimczyk upon termination of his employment under various scenarios, if that event had occurred on April 30, 2025.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death, or Disability	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	2	for Cause
Base Salary	$1,050,600	$525,300	$—	$—
Annual Bonus	$945,540	$—	$—	$—
COBRA Reimbursement	$9,930	$9,930	$—	$—
Accelerated RSU Vesting	$2,167,675	$—	$1,207,114	$—
Total	$4,173,745	$535,230	$1,207,114	$—

1
The cash payments would be triggered by termination of employment by Mr. Joachimczyk for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Joachimczyk's unvested RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Joachimczyk for good reason at any time on or after a change in control.

2
As of April 30, 2025, Mr. Joachimczyk had not reached both the age and service-time components for retirement and therefore would not have received accelerated RSU vesting if he had retired on such date.

The following table represents the payments that would have been made or value of benefits provided to Mr. Adams upon termination of his employment under various scenarios, if that event had occurred on April 30, 2025.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death, or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$1,009,000	$504,500	$—	$—
Annual Bonus	$908,100	$—	$—	$—
COBRA Reimbursement	$17,599	$17,599	$—	$—
Accelerated RSU Vesting	$2,046,061	$—	$1,227,341	$—
Total	$3,980,760	$522,099	$1,227,341	$—

1	The cash payments would be triggered by termination of employment by Mr. Adams for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Adams' unvested RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Adams for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Medlin upon termination of his employment under various scenarios, if that event had occurred on April 30, 2025.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death, or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$814,000	$407,000	$—	$—
Annual Bonus	$586,080	$—	$—	$—
COBRA Reimbursement	$13,515	$13,515	$—	$—
Accelerated RSU Vesting	$918,134	$—	$403,688	$—
Total	$2,331,729	$420,515	$403,688	$—

1
The cash payments would be triggered by termination of employment by Mr. Medlin for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Medlin's unvested RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Medlin for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Waszak upon termination of his employment under various scenarios, if that event had occurred on April 30, 2025.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death, or Disability	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	2	for Cause
Base Salary	$799,878	$399,939	$—	$—
Annual Bonus	$575,912	$—	$—	$—
COBRA Reimbursement	$13,515	$13,515	$—	$—
Accelerated RSU Vesting	$923,217	$—	$409,853	$—
Total	$2,312,522	$413,454	$409,853	$—

1
The cash payments would be triggered by termination of employment by Mr. Waszak for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Waszak's unvested RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Waszak for good reason at any time on or after a change in control.

2	As of April 30, 2025, Mr. Waszak had not reached the service-time component for retirement and therefore would not have received accelerated RSU vesting if he had retired on such date.

Policies and Practices related to Option Grants

In recent years, the Company has not made option grants to its NEOs, but in fiscal 2024, the Compensation Committee did make supplemental awards to it NEOs which included Performance Based Options. The Compensation Committee did take into account the timing of the Company's public release of its first quarter results such that the Performance Based Options were awarded several days after filing the Current Report on Form 8-K announcing the Company's first quarter results and the Quarterly Report on Form 10-Q reporting the Company's first quarter results so that such results would be fully disseminated into the market prior to the pricing of the awards. The Compensation Committee did not grant any supplemental awards to its NEOs in fiscal 2025.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based upon its review and discussions with management, the Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2025. This report is provided by the following independent directors, who comprise the Compensation Committee:

David A. Rodriguez, Chair
Latasha M. Akoma
Andrew B. Cogan
James G. Davis, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

COMPANY'S COMPENSATION POLICIES AND PRACTICES RELATING TO RISK MANAGEMENT

    The Compensation Committee oversees management's evaluation of whether the Company's employee compensation policies and practices pose any risks that are reasonably likely to have a material adverse effect on the Company. In conducting this evaluation, management reviews the Company's overall compensation structure and may take into account such factors as the overall mix of compensation, the performance metrics that are used under the Company's employee incentive programs, the length of the performance periods under such programs, and the overall business risk of the Company. Management undertakes such a review periodically at the Compensation Committee's direction and reports to the Compensation Committee any finding that a risk related to the Company's compensation structure may exist, as well as any factors which may mitigate the risk posed by the particular compensation policy or practice. The Company has determined that there are currently no risks arising from its compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

NON-MANAGEMENT DIRECTORS' COMPENSATION

The Company's non-management director compensation program has the following objectives:

•	compensation should fairly pay non-management directors for work required for the Company's size and scope,
•	compensation should align non-management directors' interests with the long-term interests of shareholders, and
•	the structure of the compensation should be simple, transparent, and easy for shareholders to understand.

Non-management directors' compensation includes the following compensation elements:

Cash Director Fees. The annual cash retainer paid to non-management directors is $85,000 per year. The Non-Executive Chair of the Board receives an additional annual retainer of $125,000 per year, the Audit Committee Chair receives an additional annual retainer of $20,000 per year, the Compensation Committee and GSN Committee Chair each receive an additional annual retainer of $15,000 per year. Directors who are also employees of the Company receive no additional compensation for their services on the Board. All directors are reimbursed for out-of-pocket costs incurred for travel and other expenses incurred for attending Board and committee meetings.

Stock Compensation. During fiscal 2025, non-employee directors were each awarded 1,370 RSUs under the 2023 Stock Incentive Plan ("Director RSUs"). Under the terms of the Director RSUs, granted August 22, 2024, if the recipients continuously serve as directors of the Company through August 22, 2025, then they will receive 1,370 shares of the Company's common stock. If a director leaves the Board for any reason prior to August 22, 2025, he or she will receive a pro-rata number of shares based on his or her days of service. Upon a change of control of the Company, each non-employee director will receive the full number of shares issuable under the RSUs if he or she continues to serve until the date of the change of control.

Stock Ownership Guidelines. Effective August 2019, the Board of Directors has adopted guidelines for stock ownership by its non-management directors. The stock ownership guideline for non-management directors is equivalent to five times the annual cash retainer. Non-management directors have 5 years from the date they are first elected or appointed to the Board to meet the ownership guideline established by the Board of Directors. The Company determines the amount of Company stock its non-management directors hold by including all shares of Company stock owned outright by the individual as well as unvested RSUs. As of April 30, 2025, all non-management directors met or were on pace to meet the ownership guidelines.

Director Compensation for fiscal 2025:

	Director Fees Paid In Cash	Director RSUs
Name of Director	1	2	Total
Latasha M. Akoma	$85,000	$130,465	$215,465
Andrew B. Cogan	$85,000	$130,465	$215,465
James G. Davis, Jr. (3)	$92,500	$130,465	$222,965
Daniel T. Hendrix	$105,000	$130,465	$235,465
Philip D. Fracassa	$85,000	$130,465	$215,465
David A. Rodriguez	$100,000	$130,465	$230,465
Vance W. Tang	$210,000	$130,465	$340,465
Emily C. Videtto (3)	$92,500	$130,465	$222,965

1	This column reflects the amount of cash compensation earned during fiscal 2025 for Board and committee service.
2
This column represents the dollar amounts of the aggregate grant date fair value of the Director RSUs granted during fiscal 2025 in accordance with FASB ASC Topic 718. These grants were all made on August 22, 2024, and the grant date fair value at the time of the grant is the number of Director RSUs multiplied by the closing price of the Company's stock on the date of grant, which was $95.23. As of April 30, 2025, each director held 1,370 unvested RSUs.

3	The chair of the GSN Committee changed from Mr. Davis to Ms. Videtto half way through fiscal 2025.

Pay Ratio Disclosure

    In accordance with rules adopted by the Securities and Exchange Commission ("SEC"), the Company is required to disclose the ratio of the annual total compensation of the employee with the median of the annual total compensation of all employees ("Median Employee") to the annual total compensation of the principle executive officer ("PEO").

    The Company's PEO is Mr. Culbreth. We identified the Median Employee by examining the total taxable compensation for calendar year 2024, as reported on W-2 statements for US employees or the equivalent for non-US employees, for all employees, excluding our PEO, who were employed by us on February 1, 2025. As of February 1, 2025, we had approximately 7,890 employees, including full-time and part-time permanent employees as well as seasonal or temporary employees, but excluding any temporary workers employed by a third party (i.e., "leased workers"). We annualized the compensation for any full-time permanent employees hired during calendar year 2024, but not for any part-time permanent employees or seasonal or temporary employees. We calculated the Median Employee's fiscal 2025 annual total compensation using the same methodology as that used in the Summary

Compensation Table for Mr. Culbreth. We included the value of employer paid health benefits for both the Median Employee and Mr. Culbreth.

    The ratio of the annual total compensation of our PEO to the annual total compensation of our Median Employee for fiscal 2025 is as follows:

Median Employee Annual Total Compensation	$55,268
PEO Annual Total Compensation	$4,899,095
Ratio of PEO to Median Employee Annual Total Compensation	88.6:1

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K under the Exchange Act, we are providing the following information about the relationship between compensation actually paid (“CAP”) as calculated pursuant to Item 402(v) and performance. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by the executives or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” above.

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for first PEO[1]	Summary Compensation Table Total for second PEO[1]	Compensation Actually Paid to first PEO[2]	Compensation Actually Paid to second PEO[2]	Average Summary Compensation Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Total Share-holder Return[5]	S&P Household Durables Total Share-holder Return[6]	Net Income (thou-sands)[7]	Adjusted EBITDA (thou-sands)[8]
2025	$4,886,047	n/a	$116,801	n/a	$1,172,658	$114,355	16.80%	139.30%	$99,456	$208,630
2024	$6,780,834	n/a	$11,949,558	n/a	$2,038,803	$2,846,447	79.10%	145.40%	$116,216	$252,773
2023	$4,563,670	n/a	$5,133,276	n/a	$1,341,924	$1,517,618	(1.70)%	84.60%	$93,723	$240,379
2022	$2,250,867	n/a	$(43,926)	n/a	$810,123	$113,734	(8.90)%	49.90%	$(29,722)	$137,957
2021	$2,942,333	$4,076,674	$4,183,505	$(110,210)	$1,078,893	$1,341,850	93.50%	96.70%	$61,193	$226,504

1
During fiscal 2021, two individuals served as the Company’s Principal Executive Officer (“PEO”). The first PEO included in the table for 2025, 2024, 2023, 2022 and 2021 is Mr. Culbreth. The second PEO is S. Cary Dunston for 2021. Mr. Culbreth succeeded Mr. Dunston when he retired as the Company’s PEO on July 9, 2020. Mr. Culbreth served as the Company’s Senior Vice President and Chief Financial Officer until Mr. Dunston’s retirement.

2
The dollar amounts reported represent the amount of CAP to the first PEO (for 2025, 2024, 2023, 2022 and 2021) and the second PEO (for 2021), as computed in accordance with SEC rules. See CAP Reconciliation Table below for information on adjustments made to the applicable total compensation disclosed in the Summary Compensation Table.

3
The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Culbreth (for 2025, 2024, 2023, 2022 and 2021) and Mr. Dunston (for 2021) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs for the applicable years were as follows: fiscal 2025 - Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Mr. Waszak; fiscal 2024 - Mr. Joachimczyk, Mr. Adams, Mr. Medlin, and Ms. Kimberly Pascarella (formerly Kimberly Coldiron); fiscal 2023 and 2022 - Mr. Joachimczyk, Mr. Adams, and Teresa M. May; and 2021 - Mr. Joachimczyk, Mr. Adams, Teresa M. May, and R. Perry Campbell.

4
The dollar amounts reported represent the average amount of CAP to the NEOs as a group (excluding Mr. Culbreth (for 2025, 2024, 2023, 2022 and 2021) and Mr. Dunston (for 2021). See CAP Reconciliation Table below for information on adjustments made to the applicable total compensation disclosed in the Summary Compensation Table.

5
Cumulative total shareholder return (“TSR”) is calculated based on a hypothetical $100 investment beginning at the market close on the last trading day before fiscal 2021. The TSR is reported on a cumulative basis over fiscal 2021-2025. Specifically, TSR for fiscal 2021 in the table will represent TSR over fiscal 2021. TSR for fiscal 2022 will represent the cumulative TSR over fiscal 2021 and fiscal 2022. TSR for fiscal 2023 will represent the cumulative TSR over fiscal 2021, 2022 and 2023. TSR for fiscal 2024 will represent the cumulative TSR over fiscal 2021, 2022, 2023 and 2024. TSR for fiscal 2025 will represent the cumulative TSR over fiscal 2021, 2022, 2023, 2024 and 2025.

6	Represents the S&P Household Durables TSR.
7	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

8
Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income determined in accordance with GAAP adjusted to exclude, (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, and (4) amortization of customer relationship intangibles. We define Adjusted EBITDA as EBITDA adjusted to exclude (1) expenses related to the RSI Acquisition, (2) restructuring charges, net (3) net gain/loss on debt modification, (4) stock-based compensation expense, (5) gain/loss on asset disposals, (6) change in fair value of foreign exchange forward contracts, and (7) pension settlement, net. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

CAP Reconciliation Table

	FY 2025
	PEO ($)	Average for Other NEOs ($)
Summary Compensation Table Total	$4,886,047	$1,172,658
Adjustments
Subtract: Reported value of equity awards (1)	3,208,446	496,284
Add: Year end fair value of outstanding equity awards granted in covered year (2)	2,811,763	434,922
Add: Change in fair value of outstanding equity awards granted in prior years and unvested at year end (3)	(3,296,334)	(796,556)
Add: Change in vesting date fair value of equity awards granted in prior years that vested in covered year (4)	466,541	80,909
Subtract: Fair value at end of prior year of equity awards that failed to meet vesting conditions in covered year (5)	1,542,770	281,294
Total Adjustments	(4,769,246)	(1,058,303)
Compensation Actually Paid	$116,801	$114,355

1	This line represents the total of the amounts reported in the “Stock Awards” and "Option Awards" columns in the Summary Compensation Table for the applicable year.
2	This line represents the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the covered fiscal year.
3	This line represents the amount of change in fair value as of the end of the applicable year from the end of the prior fiscal year of any equity awards granted in prior years that are outstanding and unvested as of the end of the applicable year.
4	This line is for equity awards granted in prior years that vest in the applicable year, and for the applicable year, is equal to the change in fair value as of the vesting date of the respective equity award from the end of the prior fiscal year.
5	This line is for equity awards granted in prior years that failed to vest in the applicable year, and for the applicable year, is equal to the fair value at the end of the prior fiscal year.

Financial Performance Measures

As described in greater detail under “Compensation Discussion and Analysis” above, the Company’s executive compensation program reflects a variable pay‑for‑performance philosophy. The metrics we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures we used to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:

•	Adjusted EBITDA;
•	Free Cash Flow;
•	Adjusted Earnings Per Share; and
•	Return on Invested Capital.

Analysis of the Information Presented in the Pay versus Performance Table

We believe the “Compensation Actually Paid” in each of the years reported above and over the five-year cumulative period are reflective of the Compensation Committee’s philosophy to create and reinforce a pay for performance culture. As described in the CD&A above, a significant portion of annual target compensation awarded to NEOs is compensation at risk because it is dependent on the Company’s performance against pre-established performance goals under our Annual Incentive Plan, including our adjusted EBITDA, free cash flow, adjusted earnings per share, and return on equity performance. The amounts reflected as “Compensation Actually Paid” represents a new required calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, primarily as it relates to equity valuations. The Compensation Actually Paid calculation also differs from the way in which the Compensation Committee views annual compensation decisions, as discussed in the CD&A. The amounts shown in the tables above are calculated in accordance with SEC rules and may not reflect actual amounts paid or earned by the NEOs, including with respect to equity awards that remain subject to forfeiture if vesting conditions are not satisfied.

The charts below show the relationship between “Compensation Actually Paid” to the Company’s PEOs and NEOs in fiscal 2021, 2022, 2023, 2024 and 2025, respectively, calculated under the SEC rules and the Company’s TSR, S&P Household Durables TSR, the Company’s Net Income and its Adjusted EBITDA:

CAP versus Net Income
$15,000
$10,000
$5,000
$—
CAP ($000)
$240,000
$120,000
$—
$(120,000)
Net Income ($000)
FY2021
FY2022
FY2023
FY2024
FY2025
First PEO
Second PEO
Average for Other NEOs
Net Income

CAP versus Adjusted EBITDA
$15,000
$10,000
$5,000
$—
CAP ($000)
$280,000
$200,000
$120,000
Adjusted EBITDA ($000)
FY2021
FY2022
FY2023
FY2024
FY2025
First PEO
Second PEO
Average for Other NEOs
Adjusted EBITDA

CAP versus TSR and S&P Durables TSR
$15,000
$10,000
$5,000
$—
CAP ($000)
150.00%
—%
(150.00)%
TSR (%)
FY2021
FY2022
FY2023
FY2024
FY2025
First PEO
Second PEO
Average for Other NEOs
TSR
S&P Durables TSR

SECURITY OWNERSHIP

Share Ownership of Directors and Executive Officers

    The following table sets forth information regarding shares of the Company's common stock beneficially owned as of June 17, 2025, by (1) each director and director nominee of the Company, (2) each of the Company's NEOs (as identified in the "Summary Compensation Table"), and (3) the Company's current directors and executive officers as a group as of June 17, 2025. Unless otherwise noted, and to the best knowledge of the Company, each of the shareholders listed below has sole voting power and sole investment power with respect to the number of shares set forth opposite the shareholder's name.

Name	Number of Shares Beneficially Owned	Aggregate Percent of Class
M. Scott Culbreth (1)	66,150	*
Vance W. Tang (2)	58,714	*
Robert J. Adams	26,886	*
James G. Davis, Jr.	23,203	*
Paul Joachimczyk	14,682	*
Andrew B. Cogan	12,240	*
Daniel T. Hendrix	12,050	*
Dwayne L. Medlin	8,413	*
William L. Waszak	7,903	*
David A. Rodriguez	7,002	*
Emily C. Videtto	5,410	*
Latasha M. Akoma	4,220	*
Kimberly G. Pascarella	4,082	*
Philip D. Fracassa	600	*
All current directors and executive officers as a group (14 persons)	251,555	1.7%

*	Indicates less than 1%.
(1)	Includes 30,412 shares held jointly by Mr. Culbreth and his spouse for The Culbreth Family Revocable Joint Trust, for which Mr. Culbreth has shared voting and dispositive power.
(2)	Includes 9,664 shares held by Mr. Tang as Trustee for the Tang Family Trust, for which Mr. Tang has shared voting and dispositive power.

Share Ownership of Principal Beneficial Owners

    The following table sets forth information regarding shares of the Company's common stock beneficially owned by each shareholder the Company believes to own more than 5% of the Company's outstanding common stock as of June 17, 2025.

Name	Number of Shares Beneficially Owned	Aggregate Percent of Class (6)

BlackRock, Inc. (1)	2,368,916	16.3%
50 Hudson Yards
New York, NY 10001

The Vanguard Group (2)	1,691,081	11.7%
100 Vanguard Blvd.
Malvern, PA 19355

Dimensional Fund Advisors LP (3)	1,206,036	8.3%
6300 Bee Cave Road, Building One
Austin, TX 78746

Cooke & Bieler LP (4)	889,270	6.1%
2001 Market Street, Suite 4000
Philadelphia, PA 19103

Pzena Investment Management LLC (5)	840,674	5.8%
320 Park Avenue, 8th Floor
New York, NY 10022

(1)
The beneficial ownership information for BlackRock, Inc. is based upon the Schedule 13G/A filed with the SEC on April 29, 2025, which indicated the BlackRock, Inc. has sole voting power over 2,339,094 shares and sole dispositive power over 2,368,916 shares.

(2)
The beneficial ownership information for The Vanguard Group is based upon the Schedule 13G/A filed with the SEC on February 13, 2024, which indicated that The Vanguard Group has no sole voting power but has shared voting power for 21,572 shares, sole dispositive power for 1,652,812 shares and shared dispositive power for 38,269 shares.

(3)
The beneficial ownership information for Dimensional Fund Advisors LP is based upon the Schedule 13G filed with the SEC on February 9, 2024, which indicated that Dimensional Fund Advisors LP has sole voting power for 1,186,358 shares and sole dispositive power for all 1,206,036 shares.

(4)
The beneficial ownership information for Cooke & Bieler LP is based upon the Form 13G/A filed with the SEC on February 13, 2024, which indicated that Cooke & Bieler LP has shared voting power for 693,725 shares and shared dispositive power for 889,270 shares.

(5)
The beneficial ownership information for Pzena Investment Management, LLC is based upon the Schedule 13G filed with the SEC on April 25, 2025, which indicated that Pzena Investment Management, LLC has sole voting power for 668,442 shares and sole dispositive power for all 840,674 shares.

(6)	Percentage calculated based on the number of shares of Company common stock outstanding as of the record date for the Annual Meeting.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company's directors and officers and persons who beneficially own more than 10% of the Company's common stock to file with the SEC reports of initial ownership and changes in ownership of the Company's common stock.

Based upon the Company's review of Forms 3, 4, and 5 (and amendments thereto) filed with the SEC during or with respect to the Company's fiscal year ended April 30, 2025, and written representations from the Company's directors and executive officers that no Forms 5 were required to be filed by those persons for that fiscal year, except for the following filings, the Company is not aware that any director, executive officer, or 10% shareholder failed to file in a timely fashion any such reports. The Company filed late a Form 4 reporting the annual director RSU grant for each of Ms. Akoma, Mr. Cogan, Mr. Davis, Mr. Fracassa, Mr. Hendrix, Mr. Rodriguez, Mr. Tang and Ms. Videtto.

CERTAIN RELATED PARTY TRANSACTIONS

The Company has written policies concerning related party transactions and potential conflicts of interests. These policies describe the types of transactions and relationships that may qualify as related party transactions or give rise to potential conflicts of interests. All officers and directors, as well as employees who exercise substantial discretionary authority in the performance of their duties, are required to complete an annual questionnaire describing any potential conflicts of interest and certify their compliance with the Company's policies. These responses are reviewed by the Audit Committee. As required by their respective charters, both the Audit Committee and the GSN Committee have the responsibility to review related party transactions. The Audit Committee is responsible for the review and approval of all related party transactions and the GSN Committee must review and approve related party transactions involving directors. In addition, the GSN Committee also is responsible for the review of any potential conflicts of interest involving employees, officers or directors as defined in the Code, which is maintained on the Governance Documents page of the Company's website at
https://americanwoodmark.com/investors/governance-documents. There have been no related party transactions since the beginning of fiscal 2025 and none are currently proposed.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2025 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed the Company's unaudited quarterly financial statements and the audited annual financial statements for the fiscal year ended April 30, 2025, with management and Ernst and Young LLP ("EY"), the Company's independent registered public accounting firm, who was responsible for expressing its opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles, and the effectiveness of the Company's internal control over financial reporting. The Audit Committee discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. In addition, the Audit Committee discussed with EY the firm's independence from management and the Company, including matters in the written disclosures and letter from EY to the Committee required by the PCAOB.

    The Committee discussed and approved the audit scopes and plans of the Company's internal auditor and EY for their respective audits. The Audit Committee met with the Company's internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements as of and for the fiscal year ended April 30,

2025, be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2025. The Audit Committee has selected EY as the Company's independent registered public accounting firm to audit the Company's financial statements for fiscal 2026 and the Board of Directors has submitted the selection of EY for ratification by the shareholders at the Annual Meeting.

Daniel T. Hendrix, Chair
Latasha M. Akoma
Philip D. Fracassa
Vance W. Tang
Emily C. Videtto
Independent Auditor Fee Information

    Fees for professional services provided by EY, the Company's independent registered public accounting firm at the time the Company's Annual Report on Form 10-K for the fiscal years ended April 30, 2025 and 2024, in each of the following categories were:

	2025	2024
Audit and Audit-Related Fees	$1,708,000	$1,660,000
Tax Fees	$73,883	29,729
All Other Fees	$5,200	5,200
Total	$1,787,083	$1,694,929

Audit and Audit-Related Fees include fees associated with the annual audit of the Company's financial statements and internal control over financial reporting, as well as reviews of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, comfort letters, and other regulatory filings.

    Tax Fees include fees pertaining to tax compliance, tax advice, tax consulting, and tax planning.

All Other Fees include fees pertaining to access to EY's Global Accounting and Auditing Information Research Tool.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed for the Company by the Company's independent registered public accounting firm. The policy permits the Audit Committee to pre-approve specifically defined audit and non-audit services and related fees. Unless a specific service has been pre-approved with respect to a certain fiscal year, the Audit Committee must approve each permitted service and related fee before the Company's independent registered public accounting firm is engaged to perform such service. The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve tax or other non-audit accounting services, provided that the Chair reports those approvals to the Audit Committee at its next scheduled meeting. All audit, audit-related and tax fees set forth above were pre-approved by the Audit Committee.

ITEM 2—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected EY as the independent registered public accounting firm to audit the financial statements of the Company for fiscal 2026, and the Board of Directors has directed a vote of shareholders to be taken to ascertain their approval or disapproval of that selection. In the event the proposal to ratify the selection of EY is defeated, the adverse vote will be considered as a direction to the Audit Committee to select another independent registered public accounting firm for the next fiscal year ending April 30, 2027. However, because of the expense and difficulty in changing the independent registered public accounting firm after the beginning of the year, the Audit Committee intends to allow the appointment for fiscal 2026 to stand unless the Audit Committee finds other reasons for making a change.

Representatives of EY will be present at the Company's Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that shareholders vote "FOR" the ratification of EY as the independent registered public accounting firm of the Company for fiscal 2026.

ITEM 3 - ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

    The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") added section 14A to the Exchange Act, which requires that the Company provide its shareholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of the Company's NEOs as described in this Proxy Statement under Executive Compensation beginning on page 18, including the Compensation Discussion and Analysis and the accompanying tables and narrative disclosures. This vote is commonly known as "say-on-pay."

    As described in the Compensation Discussion and Analysis, the goal of the Company's executive compensation program is to facilitate the creation of long-term value for its shareholders by attracting and retaining superior senior management personnel, and motivating these executive officers to achieve desired Company and individual performance and to appropriately reward that performance, while aligning their interests with the long-term interests of the Company's shareholders.

    The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of the NEOs, as well as the Company's executive compensation philosophy, policies and practices, all as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is non-binding on the Company, the Board of Directors and the Compensation Committee.

This proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. To the extent there is any significant vote against NEO compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are appropriate to address the concerns of shareholders.

    Accordingly, the Company asks its shareholders to vote on the following resolution at the Annual Meeting:

    RESOLVED, that the compensation paid to the Company's NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

    The Board of Directors unanimously recommends that shareholders vote "FOR" advisory approval of the compensation of the NEOs as described in this Proxy Statement.

OTHER BUSINESS

If any other business properly comes before the Annual Meeting, your proxy may be voted by the persons named in it, in their discretion in the manner they deem proper.

At this time, management does not know of any other business that will be presented at the Annual Meeting.

PROPOSALS BY SHAREHOLDERS FOR PRESENTATION AT THE 2026 ANNUAL MEETING

The Company plans to hold its 2026 Annual Meeting on August 20, 2026. The Company's bylaws provide that for business to be properly brought before an Annual Meeting by a shareholder, in addition to other applicable requirements, the shareholder must give timely written notice to the Secretary at the principal office of the Company. To submit business at the 2026 Annual Meeting, the notice must be received no later than March 12, 2026. For business outside of nominating a person for election as a director, the shareholder's notice must include the information set forth in Article I, Section 1 of our bylaws.

The chair of the 2026 Annual Meeting may dismiss any business that a shareholder attempts to bring before the meeting without complying with these procedures.

The procedures for nominating a person for election as a director at the 2026 Annual Meeting are discussed under "Procedures for Shareholder Nominations of Directors" beginning on page 14.

A proposal that any shareholder desires to have included in the Company's proxy statement of the 2026 Annual Meeting of shareholders must comply with the SEC's rules regarding shareholder proposals and be received by the Company no later than March 12, 2026. The notice requirements for bringing business before the 2026 Annual Meeting will be deemed satisfied by a shareholder if the shareholder complies with the SEC's rules regarding shareholder proposals and that shareholder's proposal is included in the Company's proxy statement for the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON AUGUST 21, 2025

The Notice of Annual Meeting of Shareholders, this Proxy Statement and the related form of Proxy and the Annual Report to Shareholders may be accessed on the SEC Reports page of the Company's website at:
https://americanwoodmark.com/investors/financial-reporting.

By Order of the Board of Directors

M. Scott Culbreth
President and Chief Executive Officer

July 10, 2025

American Woodmark VOTE

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Against	Abstain
01 - Latasha M. Akoma	☐	☐	☐
02 - Andrew B. Cogan	☐	☐	☐
03 - M. Scott Culbreth	☐	☐	☐
04 - Philip D. Fracassa	☐	☐	☐
05 - Daniel T. Hendrix	☐	☐	☐
06 - David A. Rodriguez	☐	☐	☐
07 - Vance W. Tang	☐	☐	☐
08 - Emily C. Videtto	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

8 2 D M

045V7A

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

REVOCABLE PROXY — AMERICAN WOODMARK CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 21, 2025, AT 9:00 A.M., AT AMERICAN WOODMARK CORPORATION, 561 SHADY ELM ROAD, WINCHESTER, VIRGINIA.

The undersigned hereby appoints Emily C. Videtto and Andrew B. Cogan (each with power to act alone and with power of substitution) as proxies, and hereby authorizes them to represent and vote, as directed on the reverse side, all the shares of Common Stock of American Woodmark Corporation held of record by the undersigned on June 17, 2025, at the Annual Meeting of shareholders to be held on August 21, 2025, at 9:00 a.m., at American Woodmark Corporation, 561 Shady Elm Road, Winchester, Virginia, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3, and in the proxies' discretion on any other matters coming before the meeting.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐